UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Aerie Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 27, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc., which will be held on Thursday, June 17, 2021, at 8:00 A.M. Eastern Time, at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina 27513. The attached Notice of the Annual Meeting of Stockholders and proxy statement describes the formal business that we will transact at the Annual Meeting.
The Board of Directors of Aerie Pharmaceuticals, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Aerie Pharmaceuticals, Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.
We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and for voting over the Internet.
Whether or not you plan to attend the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received. As always, we encourage you to vote your shares prior to the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.
On behalf of the Board of Directors and the employees of Aerie Pharmaceuticals, Inc., we thank you for your continued support and look forward to you joining the Annual Meeting.

Sincerely yours,

Vicente Anido, Jr., Ph.D.
Chief Executive Officer and Chairman of the Board

AERIE PHARMACEUTICALS, INC.
4301 Emperor Boulevard, Suite 400
Durham, North Carolina 27703
(919) 237-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: June 17, 2021	Time: 8:00 A.M. Eastern Time	Location: The Umstead Hotel and Spa 100 Woodland Pond Drive, Cary, North Carolina 27513
Items of Business

1	Election of the two nominees named in the attached proxy statement as Directors to serve on the Board of Directors for a three-year term, or until their successors are duly elected and qualified;
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3	Conduct an advisory vote to approve compensation for our named executive officers (“say-on-pay”); and
4	Consideration of any other business properly brought before the meeting and any adjournment or postponement thereof.
Record Date
The record date for the Annual Meeting is April 19, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Proxy Voting
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares promptly by following the instructions that you have received. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer, Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2021:
The Notice of Meeting, Proxy Statement and our Form 10-K for the year ended December 31, 2020, are available free of charge on the Investors section of our website (www.aeriepharma.com) or at www.proxyvote.com. We are making the Proxy Statement and form of proxy first available on or about April 27, 2021.

PROXY SUMMARY
PROXY
SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read this entire proxy statement carefully before voting.
Annual Meeting

Date: June 17, 2021	Time: 8:00 A.M. Eastern Time	Location: The Umstead Hotel and Spa 100 Woodland Pond Drive, Cary, North Carolina 27513
Ways to Vote Your vote must be received by 11:59 P.M., Eastern Time on June 16, 2021, to be counted.

Vote in Person	Vote by Mail	Vote by Telephone	Vote by Internet
To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.	If you requested printed
copies of the proxy
materials, you will receive
a proxy card. To vote by
proxy, simply complete,
sign and date the enclosed
proxy card and return
it promptly in the
	envelope provided.	Call the toll-free number 1-800-690-6903. You will be asked to provide the company number and account number from the proxy card you received if you requested printed copies of the proxy materials.	Go to the Internet website www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed Notice.

PROPOSALS		BOARD VOTE RECOMMENDATION	REQUIRED VOTE

1	Election of Class II Directors	FOR EACH NOMINEE	Plurality of votes cast
2	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	Majority of votes cast
3	Non-binding advisory vote on the compensation of our named executive officers (NEOs)	FOR	Majority of votes cast

Aerie Pharmaceuticals, Inc.	1	2021 | Proxy Statement

PROXY SUMMARY
COMPANY OVERVIEW
We are an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. 2020 was a challenging year for the global economy as the COVID-19 pandemic brought disruptions to global supply chains, workforce participation was impacted by “shelter in place” restrictions and significant volatility disrupted the financial markets. Despite these challenges, the Company continued to achieve strong financial and scientific results in 2020.
2020 Business and Financial Highlights
U.S. Commercial Products
Net Product revenue in 2020 of $83.1 million, which represents a 19% increase as compared to the prior year, was driven by our U.S. Food and Drug Administration (“FDA”) approved glaucoma franchise products, Rhopressa® (netarsudil ophthalmic solution) 0.02% (“Rhopressa®”) and Rocklatan® (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% (“Rocklatan®”). Although there was a decline in total prescription volumes in April 2020, as seen within the entire pharmaceutical market according to IQVIA data primarily due to the impact of the COVID-19 pandemic, our sales volumes have increased each successive quarter in 2020 as compared to the first quarter of 2020 for both Rhopressa® and Rocklatan®.
Outside the United States
In Europe, Roclanda® (marketed as Rocklatan® in the United States) was granted a Centralised Marketing Authorisation (“Centralised MA”) by the European Commission (“EC”) in January 2021. Roclanda® represents our second EC approved product in Europe as Rhokiinsa® (marketed as Rhopressa® in the United States) was granted a Centralised MA by the EC in late 2019.
Furthermore, we reported positive interim topline 90-day efficacy data in September 2020 for our Phase 3b clinical trial for Roclanda®, named Mercury 3, which we believe is important to the execution of our strategy in Europe, which generated interest from potential collaboration partners.
In Japan, we entered into a Collaboration and License Agreement (the “Santen Agreement”) with Santen Pharmaceuticals Co., Ltd. (“Santen”) in October 2020 to advance our clinical development and ultimately commercialize Rhopressa® and Rocklatan® in Japan and eight other countries in Asia. The Santen Agreement included an upfront payment to Aerie of $50.0 million, with net cash proceeds after withholding taxes of $45.0 million received in the fourth quarter of 2020. We initiated a Rhopressa® Phase 3 clinical trial in December 2020, the first of three expected Phase 3 clinical trials in Japan. Clinical trials for Rocklatan® have not yet begun.

U.S. Commercial Products		Outside the United States
19%				+
Increase in Net Revenues Rhopressa® and Rocklatan® $83.1 million for the year ended December 31, 2020	Sales Volumes Increased Each Successive Quarter of 2020 Rhopressa® and Rocklatan® in 2020	EC Approval Roclanda® in Europe, January 2021	Executed Santen Agreement Rhopressa® and Rocklatan® in Japan, October 2020	Reported Positive Topline Data Roclanda® Mercury 3 Phase 3b clinical trial September 2020	Initiated Clinical Trial Rhopressa® in Japan, October 2020

Aerie Pharmaceuticals, Inc.	2	2021 | Proxy Statement

PROXY SUMMARY
Glaucoma Product Manufacturing
We have a sterile fill production facility in Athlone, Ireland, for the production of our clinical supplies and our products approved by the U.S. FDA. We received FDA approval for production for commercial distribution to the United States for Rocklatan® in the first quarter of 2020 and Rhopressa® in the third quarter of 2020. Shipments of commercial supply of Rocklatan® and Rhopressa® from the Athlone manufacturing plant to the United States commenced in the third quarter and fourth quarter of 2020, respectively. The Athlone manufacturing plant has also manufactured clinical supplies of Rhopressa® for the Phase 3 clinical trials in Japan. We expect that in 2021 the Athlone manufacturing plant will manufacture most of our ongoing needs for Rhopressa® and Rocklatan® in the United States.
Product Candidates and Pipeline
We are developing AR-15512, our product candidate for the treatment of dry eye disease, for which we initiated a large Phase 2b clinical trial in October 2020. Furthermore, we are also developing three sustained-release implants focused on retinal diseases, AR-1105, AR-13503 SR and AR-14034 SR. For AR-1105, we reported topline results of the Phase 2 clinical trial for patients with macular edema due to retinal vein occlusion (“RVO”) in July 2020, indicating sustained efficacy of up to six months, an important achievement in validating the potential capabilities of Aerie’s sustained release platform. With respect to future plans for AR-1105, we are currently evaluating next steps regarding advancement into a Phase 3 clinical trial along with commercialization prospects in both Europe and the United States.
For AR-13503 SR, we initiated a first in-human clinical safety study in the third quarter of 2019 for the treatment of wet age-related macular degeneration (age-related macular degeneration, “AMD”) and diabetic macular edema (“DME”), which is currently ongoing. We are still evaluating different formulations of this early stage product candidate.
For preclinical AR-14034 SR, we anticipate filing an Investigational New Drug Application (“IND”) with the FDA in the second half of 2022 to evaluate its potential as a treatment for wet AMD and DME.

Glaucoma Product Manufacturing	Product Candidates and Pipeline
+
FDA Approval at Athlone Plant Rhopressa® and Rocklatan® Production for commercial distribution to the United States	Initiated Clinical Trial AR-15512 TRPM8 agonist for dry eye in the United States October 2020	Reported Positive Topline Data AR-1105 dexamethasone steroid implant Phase 2 clinical trial in patients with macular edema due to RVO July 2020	New Preclinical Program AR-14034 SR pan-VEGF receptor inhibitor Sustained Release Retinal Implant for treatment of wet AMD and DME in the United States Introduced early 2021

Aerie Pharmaceuticals, Inc.	3	2021 | Proxy Statement

PROXY SUMMARY
Environmental, Social and Governance (“ESG”) and Human Capital
We are dedicated to the principles of environmental stewardship, social responsibility, good corporate governance and human capital. We consider these principles to be among our most important values and therefore integrate them in our ongoing and strategic activities. We believe incorporating these values and practices into our operations not only improves our performance but also creates a sustainable and growth-oriented culture that benefits our employees, our customers and our investors.
Our Nominating and Corporate Governance Committee of the Board of Directors regularly reviews our operations with senior management to assess our progress in realizing these values. With our Board of Directors’ leadership, we plan on continuing to evaluate our ESG practices and to integrate sustainability into our business.
As we continue to build our company, we will continue to keep these principles at top of mind.
Highlights from our four priority areas:

Environmental Stewardship	Social Responsibility	Corporate Governance	Human Capital
We employ green processes, materials, practices,
equipment and technologies where possible throughout
 our operations to foster conservation and reduce waste.

We recognize our responsibility to be environmentally conscious and to contribute to the global effort of tackling climate change, moving toward a low-carbon economy and expanding the use of renewable energy, while minimizing energy consumption using various power-saving technologies and building end-to-end processes with sustainability and good manufacturing practices in mind.	As an ophthalmic pharmaceutical company,
we are focused on the needs
of patients, physicians and
the communities we serve, including supporting patient advocacy through philanthropic donations targeted to accelerate treatments and cures for retinal diseases.

We have donated hundreds of thousands of dollars to causes that we believe are important to society by supporting glaucoma research and patient education and providing free cataract surgery for underserved populations.	At the Board level, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and our code
of business conduct and
ethics and oversees our ESG strategy and policies.

We have established and follow our Aerie Compliance & Ethics (“ACE”) program in an effort to ensure integrity in our activities and compliance with all applicable legal and regulatory requirements.	We are committed to providing our employees with a positive work environment that helps them realize their full potential and helps them contribute to the success of our company.

We have developed and implemented key initiatives that address Diversity and Inclusion, Talent and Development, Health and Safety, and Compensation and Benefits.

Aerie Pharmaceuticals, Inc.	4	2021 | Proxy Statement

PROXY SUMMARY
Information on our Board of Directors
Our Board is currently comprised of eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of three directors and one class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

DIRECTOR NOMINEE	CLASS	AGE(1)	POSITION(S) HELD	DIRECTOR SINCE	COMMITTEE MEMBERSHIP

Mechiel (Michael) M. du Toit	II	68	Independent Director	2015	Chair - Nominating & Corporate Governance
David W. Gryska	II	65	Independent Director	2018	Chair - Audit
CONTINUING DIRECTORS
Vicente Anido, Jr., Ph.D.	I	68	Chief Executive Officer and Chairman of the Board	2013	Executive - Board Chairman
Benjamin F. McGraw, III, Pharm.D.	I	72	Lead Independent Director	2014	Chair - Compensation
Julie McHugh	I	56	Independent Director	2015	Audit; Nominating & Corporate Governance
Gerald D. Cagle, Ph.D.	III	76	Independent Director	2013	Compensation; Nominating & Corporate Governance
Richard Croarkin	III	66	Independent Director	2015	Audit; Compensation
Peter J. McDonnell, M.D.	III	63	Independent Director	2020	Compensation; Nominating & Corporate Governance
(1) Age as of April 19, 2021.

Aerie Pharmaceuticals, Inc.	5	2021 | Proxy Statement

PROXY SUMMARY
Diversity of Skills(1)
(1) The chart is depicting skills out of 8 total directors.
Governance Highlights
Our Board is committed to building long-term stockholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below.

Number of directors	8
Percentage of directors who are independent	88%
Directors who attended at least 75% of board and committee meetings in 2020	ALL
Strong and active lead independent director	✓
100% independent audit, compensation and nominating and corporate governance committees	✓
Board and committees may engage outside advisors independent of management	✓
Annual board and committee self-evaluations	✓
Active stockholder engagement program	✓
Corporate governance guidelines	✓
Corporate governance guidelines formalize the consideration of diversity factors for director nominees	✓
Stock ownership guidelines for directors and executive officers	✓
No hedging or monetization transactions	✓
All employees, officers and directors must adhere to Code of Business Conduct and Ethics	✓

Aerie Pharmaceuticals, Inc.	6	2021 | Proxy Statement

PROXY SUMMARY
Key Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in key governance practices. See below for key components of our executive compensation program:

✓ WHAT WE DO	✓	Align annual incentive pay and performance by linking annual bonuses to the achievement of performance goals tied to Company financial and strategic objectives
	✓	Cap payouts for annual bonus
	✓	Require significant stock ownership by our executives and directors through our stock ownership guidelines
	✓	Maintain a claw back policy covering incentive compensation
	✓	Consult an independent compensation consultant
	✓	Evaluate the risk profile of our pay program
	✓	Conduct an annual pay review
	✓	Engage directly with our largest stockholders on a regular basis to solicit feedback
	✓	Grant equity awards with “double-trigger” vesting upon a change in control
	✓	Appoint a Compensation Committee comprised solely of independent directors
	✓	Have a majority of executive compensation at-risk

W WHAT WE DON’T DO	X	Provide gross-ups on excise taxes
	X	Guarantee salary increases, bonuses, or grants of equity compensation
	X	Provide executive perquisites
	X	Provide pension plans or other post-employment benefit plans
	X	Offer severance multipliers in excess of 2x base salary and bonus
	X	Implement compensation or incentives that encourage unnecessary or excessive risk taking
	X	Allow for hedging or unauthorized pledging of Company stock
	X	Reprice stock options without stockholder approval

Aerie Pharmaceuticals, Inc.	7	2021 | Proxy Statement

PROXY SUMMARY
2020 Fiscal Year Target Annual Compensation Opportunities Mix

(1) Percentages attributed to restricted stock and stock options are based on grant date fair value of awards granted in 2020.
(2) Excludes total compensation for Dr. Hollander. Due to his start date of November 2019, at which time he received sign-on incentives in accordance with his Employment Agreement, he did not receive long-term incentive awards in 2020.

Aerie Pharmaceuticals, Inc.	8	2021 | Proxy Statement

QUESTIONS AND ANSWERS
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why has Aerie Pharmaceuticals, Inc. prepared this proxy statement?
We have prepared proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Aerie Pharmaceuticals, Inc. of proxies to be voted at our 2021 Annual Meeting of Stockholders, or Annual Meeting. The Notice of 2021 Annual Meeting of Stockholders is being sent starting April 27, 2021. As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Aerie Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the U.S. Securities and Exchange Commission (“SEC”), we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders with instructions on how to access the proxy materials over the Internet (or request a printed copy of the materials) and for voting over the Internet. The proxy materials are also available at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not incorporate by reference the information on our website into this proxy statement.
Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 19, 2021, will be entitled to vote at the Annual Meeting. As of April 19, 2021, there were 46,890,091 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 19, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record and the Notice was sent directly to you. As a stockholder of record, you may vote in person at the meeting or vote by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If on April 19, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote your shares. See “How do I Vote?”
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of our issued and outstanding shares and entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or vote by proxy over the telephone or the Internet as instructed below. Ballots or proxies marked “abstain” or “withheld” on a matter and “broker non-votes” will be counted towards the quorum

Aerie Pharmaceuticals, Inc.	9	2021 | Proxy Statement

QUESTIONS AND ANSWERS
requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy at the Annual Meeting may adjourn the meeting to any other time and any other place.
What am I voting on and how many votes are needed to approve each proposal?

PROPOSAL 1: ELECTION OF DIRECTORS

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

PROPOSAL 3: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The advisory approval of the compensation of our named executive officers will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.
Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 1 and Proposal 3 above and will have no effect on the voting on such proposals.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. The election of directors (Proposal 1) and the advisory vote to approve compensation for our named executive officers (Proposal 3) are each considered a “non-routine” matter under applicable rules. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a “routine” matter under applicable rules. Broker non-votes will not be counted as votes cast with respect to the election of directors (Proposal 1) and the advisory vote to approve compensation for our named executive officers (Proposal 3) and will have no effect on the voting on such proposals.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2021.

Aerie Pharmaceuticals, Inc.	10	2021 | Proxy Statement

QUESTIONS AND ANSWERS
What does it mean if I receive more than one Notice?
You may receive more than one Notice if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each Notice to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
A description of each proposal in this Proxy Statement as well as the Board’s recommendation with respect to each such proposal is set forth immediately below:

PROPOSALS		BOARD VOTE RECOMMENDATION	REQUIRED VOTE

1	Election of Class II Directors	FOR EACH NOMINEE	Plurality of votes cast
2	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	Majority of votes cast
3	Non-binding advisory vote on the compensation of our named executive officers (NEOs)	FOR	Majority of votes cast
With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.
How do I vote?
With respect to the election of directors (Proposal 1), you may vote (1) “FOR ALL,” to vote for all of the nominees to the Board; (2) “WITHHOLD ALL,” to withhold your vote from all of the nominees to the Board; or (3) “FOR ALL EXCEPT,” to vote for all of the nominees to the Board except for any nominee(s) that you specify in the space provided. An instruction to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. With respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the advisory vote to approve compensation for our named executive officers (Proposal 3), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on such proposals. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote in person at the Annual Meeting as described under “Who can vote at the Annual Meeting?” or (b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the

Aerie Pharmaceuticals, Inc.	11	2021 | Proxy Statement

QUESTIONS AND ANSWERS
meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

VOTING METHOD	VOTING INSTRUCTIONS

Vote at the Annual Meeting	To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.
Vote by Mail
If you requested printed copies of the proxy materials, you will receive a proxy card. To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct. Mailed proxy cards must be received no later than June 16, 2021, to be counted.

Vote by Telephone
Call the toll-free telephone number 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the proxy card you received if you requested printed copies of the proxy materials. Your vote must be received by 11:59 P.M., Eastern Time on June 16, 2021, to be counted.

Vote by Internet
Go to the Internet website www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed Notice. Your vote must be received by 11:59 P.M., Eastern Time on June 16, 2021, to be counted.

If you return a proxy but do not make specific choices, your proxy will vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with the Notice from that organization rather than from us. You may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a stockholder of record as of April 19, 2021 or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is expected to be limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. You may contact us via the Internet or by telephone at (919) 237-5300 to obtain directions on how to vote in person at the Annual Meeting.
If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of April 19, 2021, such as your most recent account statement prior to April 19, 2021, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.
We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (“COVID-19”) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce

Aerie Pharmaceuticals, Inc.	12	2021 | Proxy Statement

QUESTIONS AND ANSWERS
alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available on our website at www.aeriepharma.com before the meeting.
Coronavirus (“COVID-19”) safety precautions
Please note that due to the public health impact of the COVID-19 pandemic, attendees at the Annual Meeting will be required to wear protective face coverings and adhere to social distancing guidelines at all times and may be subject to health screening procedures, including a temperature check upon entering the building. Seating may be limited to comply with applicable directives and guidelines from the State of North Carolina and the Centers for Disease Control and Prevention. Attendees will also be asked to leave the meeting promptly after adjournment in an effort to support the health, safety and well-being of our directors, officers and stockholders.
May I change my vote after submitting my vote?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:
•send a timely written revocation of the proxy to our Secretary;
•submit a signed proxy card bearing a later date;
•enter a new vote over the Internet or by telephone; or
•attend and vote in person at the Annual Meeting.
If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You will need the appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.
Your personal attendance at the Annual Meeting does not revoke your proxy, unless you vote in person at the Annual Meeting. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
We will bear the cost of solicitation of proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.
How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days from the date of the Annual Meeting. If final voting results are not available by the time we file the Form 8-K within the time period referenced in the immediately preceding sentence, we will disclose the preliminary results in such Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.
Who will count the votes?
A representative of American Election Services will act as the inspector of elections and count the votes.

Aerie Pharmaceuticals, Inc.	13	2021 | Proxy Statement

QUESTIONS AND ANSWERS
Obtaining our Form 10-K
We will provide a copy of our Form 10-K without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests can be made by email, sendmaterial@proxyvote.com, or in writing addressed to Richard J. Rubino, Secretary, Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. Please include your control number with your request. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our Company.

Aerie Pharmaceuticals, Inc.	14	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
OUR BOARD OF DIRECTORS

INFORMATION ABOUT OUR BOARD OF DIRECTORS
Board Composition
Our Board is currently comprised of eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of three directors and one class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

DIRECTOR NOMINEE	CLASS	AGE(1)	POSITION(S) HELD	DIRECTOR SINCE	COMMITTEE MEMBERSHIP

Mechiel (Michael) M. du Toit	II	68	Independent Director	2015	Chair - Nominating & Corporate Governance
David W. Gryska	II	65	Independent Director	2018	Chair - Audit
CONTINUING DIRECTORS
Vicente Anido, Jr., Ph.D.	I	68	Chief Executive Officer and Chairman of the Board	2013	Executive - Board Chairman
Benjamin F. McGraw, III, Pharm.D.	I	72	Lead Independent Director	2014	Chair - Compensation
Julie McHugh	I	56	Independent Director	2015	Audit; Nominating & Corporate Governance
Gerald D. Cagle, Ph.D.	III	76	Independent Director	2013	Compensation; Nominating & Corporate Governance
Richard Croarkin	III	66	Independent Director	2015	Audit; Compensation
Peter J. McDonnell, M.D.	III	63	Independent Director	2020	Compensation; Nominating & Corporate Governance
(1) Age as of April 19, 2021.
The terms of our Class II directors, Mechiel (Michael) M. du Toit and David W. Gryska, will expire at the Annual Meeting, and the terms of our Class III and Class I directors will expire at the annual meeting of stockholders to be held in 2022 and 2023, respectively.

Aerie Pharmaceuticals, Inc.	15	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Governance Highlights
Our Board is committed to building long-term stockholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below.

Number of directors	8
Percentage of directors who are independent	88%
Directors who attended at least 75% of board and committee meetings in 2020	ALL
Strong and active lead independent director	✓
100% independent audit, compensation and nominating and corporate governance committees	✓
Board and committees may engage outside advisors independent of management	✓
Annual board and committee self-evaluations	✓
Active stockholder engagement program	✓
Corporate governance guidelines	✓
Corporate governance guidelines formalize the consideration of diversity factors for director nominees	✓
Stock ownership guidelines for directors and executive officers	✓
No hedging or monetization transactions	✓
All employees, officers and directors must adhere to Code of Business Conduct and Ethics	✓

Aerie Pharmaceuticals, Inc.	16	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Diversity of Skills(1)
As illustrated in the matrix below, we believe our directors possess the professional and personal qualifications and necessary experience both within and outside of the ophthalmology industry to maintain a diverse and experienced board of directors that can effectively represent stockholders.

Accounting / Financial Reporting
4
Business Operations
5
Corporate Governance
8
Environmental / Social Responsibility
6
Financial Literacy / Expertise
5
Government / Regulatory
3
Human Resources
3
Independence
7
Pharma Industry Knowledge
8
International Business
5
Investor Relations Management
4
Mergers & Acquisitions
6
Recent Public Company Board Experience
7
Risk Management
3
Technology / Cybersecurity
3

Board Tenure(1)(2)
(1) The charts are depicting skill and tenure out of 8 total directors.
(2) Board Tenure as of the Annual Meeting date.

Aerie Pharmaceuticals, Inc.	17	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be considered in selecting director-nominees. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries and diversity as a whole that the committee deems appropriate. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.
The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to Richard J. Rubino, Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” below and our amended and restated by-laws.
Annual Evaluations
The Board and its committees conduct annual self-evaluations to assess the effectiveness of the Board and its committees. The self-evaluations focus on the Board’s and each committee’s and their respective members’ performance and contribution to the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing the framework for such annual self-evaluations. The full Board discusses the results of its self-evaluation and each committee also provides the full Board with a summary of the results of their respective self-evaluations. This process is designed to ensure that the Board and each committee receive constructive feedback from our directors and that each committee evaluates, on an annual basis, whether it is adequately fulfilling the responsibilities set forth in its charter.

Aerie Pharmaceuticals, Inc.	18	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Set forth and described below are the names, ages (as of April 19, 2021), principal occupations and business experience, as well as their prior service on the Board, for the nominees for election as directors at the Annual Meeting and for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise indicated, principal occupations described below for each director have extended for five or more years.
INFORMATION ABOUT DIRECTOR NOMINEES

MECHIEL (MICHAEL) M. DU TOIT
Mechiel (Michael) M. du Toit has served as a member of our Board since June 2015.

In December 2017, Mr. du Toit was appointed Chief Growth Officer of Publicis Health, a division of Publicis Groupe, S.A., the third largest advertising and media company in the world. Mr. du Toit previously served as President and Chief Client Officer of Everyday Health since February 2015. Prior to this, Mr. du Toit served in various positions, including Global Group President of Publicis Healthcare Communications Group from March 2012 to February 2015. Mr. du Toit held various senior executive positions from July 2006 to February 2012 at other companies, including President of Digitas Health, where he was a founding member, Digitas Health Media and RazorFish Health. Mr. du Toit also has held executive roles at premier marketing agencies including Grey Advertising, BBD&O and Ventiv Health Communications.

Mr. du Toit also held senior marketing positions at pharmaceutical companies such as GlaxoSmithKline and Boehringer Ingelheim Pharmaceuticals. At Glaxo, as Vice President of Marketing, Mr. du Toit launched several blockbuster pharmaceutical products, including Serevent® (salmeterol) and Flonase® (fluticasone nasal). Mr. du Toit previously served as member of the National Pharmaceutical Council, Pharmaceutical Advertising Council, Advertising Club of Fairfield, Advertising Club of New York, Editorial Board of Medical Marketing and Media, Prescription Drug Advertising Coalition, and Triangle Advertising Federation. He started his career at Unilever, a consumer products company. Mr. du Toit received a B.S. in Economics and Marketing from Stellenbosch University in South Africa.

We believe that Mr. du Toit’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 68 Director Since: 2015 Committees: Chair - Nominating & Corporate Governance

DAVID W. GRYSKA
David W. Gryska rejoined our Board in September 2018 after serving as a member of our Board from March 2012 through May 2015.

Mr. Gryska retired from Incyte Corp. at the end of 2018, where he was Chief Financial Officer and Executive Vice President. Mr. Gryska currently serves on the board of directors of Seattle Genetics, Inc. and GW Pharmaceuticals plc.

Mr. Gryska has spent over 25 years as a senior executive at life science and biotechnology companies with extensive experience relating to financings, acquisitions, global expansion and strategic transactions. Prior to joining Incyte Corp., Mr. Gryska held positions including Chief Operating Officer at Myrexis, Inc., Chief Financial Officer and Senior Vice President at Celgene Corp., and Chief Financial Officer and Senior Vice President at Scios, Inc. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University in Chicago and an M.B.A. from Golden State University.

We believe that Mr. Gryska’s business and finance experience at various companies in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 65 Director Since: 2018 Committees: Chair - Audit

Aerie Pharmaceuticals, Inc.	19	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Information About Directors Continuing in Office

GERALD D. CAGLE, Ph.D.
Gerald D. Cagle, Ph.D. has served as a member of our Board since September 2013.

Dr. Cagle was appointed Senior Vice President of Research & Development at Alcon Laboratories Inc. in 1997, a position he held until 2009. From 2009 until his retirement in 2013, Dr. Cagle held the position of Chief Operating Officer at Cognoptix, a company focused on the diagnosis of Alzheimer's disease.

Dr. Cagle also serves on the board of directors of GrayBug, Inc., Nacuity Pharmaceuticals, Inc., AB2 Bio Ltd. and Novaliq GmbH. Dr. Cagle received his B.S. from Wayland College, earned both his M.S. and Ph.D. from the University of North Texas and completed the Program for Management Development at Harvard Business School.

We believe that Dr. Cagle’s scientific background and experience provides him with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 76 Director Since: 2013 Committees: Member - Compensation Member - Nominating & Corporate Governance

RICHARD CROARKIN
Richard Croarkin has served as a member of our Board since May 2015.

Mr. Croarkin previously was Chief Financial Officer of Nestle Health Science, a division of Nestle focused on medicalized nutrition solutions for chronic medical conditions, from December 2010 to February 2013.

From 2007 to 2010, Mr. Croarkin was Senior Vice President, Chief Financial Officer, and Corporate Strategy Officer at Alcon, which had annual sales of $7.1 billion and was the world’s leading ophthalmic pharmaceutical and medical device company before its acquisition by Novartis for $50 billion. In 2008 and 2009, Mr. Croarkin also served as a director on the supervisory board of the German publicly-traded company, WaveLight A.G., which manufactures and globally markets laser and diagnostic systems for refractive eye surgery. Previously, Mr. Croarkin was Executive Vice President and Chief Financial Officer of Nestle Waters North America, overseeing the finances of a business unit that grew to $4.4 billion in sales. Before joining Nestle, Mr. Croarkin worked for Pepsico Incorporated, where he served in a number of senior financial positions around the world, including as Chief Financial Officer of Pepsi Latin America and Pepsi Canada. Mr. Croarkin started his career with AMAX, Inc., where he worked in treasury, corporate development and planning.

Mr. Croarkin currently serves as a member of the board of directors of Clearside Biomedical, a company advancing eye disease therapies by delivering drugs to the suprachoroidal space via a proprietary microinjector. He also serves on occasion as a panelist on the NASDAQ Listing Qualifications Panel. In 2018, Mr. Croarkin was elected to the Board of Waveny LifeCare Network, Inc., a not-for-profit nursing home and healthcare provider for Southwestern Connecticut’s senior population. Mr. Croarkin received his B.A. in Economics from Georgetown University and his M.B.A. in Finance from the University of Connecticut.

We believe that Mr. Croarkin’s business and finance experience at various companies in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 66 Director Since: 2015 Committees: Member - Audit Member - Compensation

Aerie Pharmaceuticals, Inc.	20	2021 | Proxy Statement

OUR BOARD OF DIRECTORS

PETER J. MCDONNELL, M.D.
Peter J. McDonnell, M.D. has served as a member of our Board since June 2020.

Dr. McDonnell has been the William Holland Wilmer Professor and Director of the Wilmer Eye Institute of the Johns Hopkins University School of Medicine since 2003. Dr. McDonnell has also served as the Chief Medical Editor of Ophthalmology Times since 2004, and has served on the editorial boards of numerous ophthalmology journals.

Dr. McDonnell also serves as Immediate Past President and director of the National Alliance for Eye and Vision Research and the Alliance for Eye and Vision Research. He is Vice President of the PanAmerican Ophthalmological Association, the second largest professional organization of ophthalmologists in the world. In addition, Dr. McDonnell served as a member of the board of directors of Allergan from 2013 to 2020.

Dr. McDonnell is a graduate of the Johns Hopkins University School of Medicine and upon completion of his residency and fellowship he served as the Assistant Chief of Service at the Wilmer Eye Institute from 1987 to 1988. Dr. McDonnell served as a full-time faculty at the University of Southern California from 1988 until 1999, where he advanced to the rank of professor in 1994. In 1999 he became the Irving H. Leopold Professor and Chair of the Department of Ophthalmology at the University of California, Irvine. Dr. McDonnell is a member of the Achievement Rewards for College Scientists (ARCS) Foundation Alumni Hall of Fame.

We believe that Dr. McDonnell’s significant ophthalmology and academic experiences provide him with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 63 Director Since: 2020 Committees: Member - Compensation Member - Nominating & Corporate Governance

VICENTE ANIDO, JR., Ph.D.
Vicente Anido, Jr., Ph.D. has served as our Chief Executive Officer since July 2013 and as Chairman of our Board since April 2013.

Dr. Anido is the former President, Chief Executive Officer and Director of ISTA Pharmaceuticals, Inc., which was acquired by Bausch + Lomb, Inc. in 2012. Prior to joining ISTA Pharmaceuticals, Dr. Anido served as General Partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan’s commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion’s U.S. Prescription Products Division.

Dr. Anido previously served as a member of the board of directors of QLT Inc. from 2012 to 2013, Depomed, Inc. from February 2013 to May 2016 and Nicox S.A. from June 2013 to June 2014. In addition, from 2002 to 2008, Dr. Anido served as a member of the board of directors of Apria Healthcare, Inc. Dr. Anido holds a B.S. and a M.S. from West Virginia University and a Ph.D. from the University of Missouri, Kansas City.

We believe Dr. Anido’s experience in the pharmaceutical industry, sales and marketing, business development and pharmaceutical product launch and his experience serving as a director of other public companies provide him with the qualifications and skills to serve as a member of our Board.

CHIEF EXECUTIVE OFFICER & CHAIRMAN Age: 68 Director Since: 2013 Chief Executive Officer Chairman of the Board

Aerie Pharmaceuticals, Inc.	21	2021 | Proxy Statement

OUR BOARD OF DIRECTORS

BENJAMIN F. MCGRAW, III, Pharm.D.
Benjamin F. McGraw, III, Pharm.D. has served as a member of our Board since September 2014.

Dr. McGraw has served as Executive Chairman and Chairman and Chief Executive Officer of TheraVida, Inc., a specialty pharmaceutical company, since 2011 and 2013, respectively. Dr. McGraw has also served as Executive Chairman of Auration Biotech, Inc., a private biotechnology company focused on regenerative therapies for ear, nose and throat diseases since 2014.

Dr. McGraw has served as a board member and as Executive Chairman of Trefoil Therapeutics Inc., an early stage biopharmaceutical company focused on developing a regenerative approach to corneal endothelial dystrophies and other diseases since 2017 and 2018, respectively. Dr. McGraw has also served as a Managing Member of Long Shadows Asset Management, LLC, an advisory company. Previously, Dr. McGraw was Chairman, President, and Chief Executive Officer of Valentis, Inc., Corporate Vice President, Corporate Development at Allergan, Inc., and Vice President, Development at Marion Laboratories, Inc. and Marion Merrell Dow Inc.

Dr. McGraw received his B.S. and his Doctor of Pharmacy from the University of Tennessee Health Science Center, where he also completed a clinical practice residency.

We believe that Dr. McGraw’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

LEAD INDEPENDENT DIRECTOR Age: 72 Director Since: 2014 Committees: Chair - Compensation

JULIE MCHUGH
Julie McHugh has served as a member of our Board since June 2015.

Ms. McHugh served as Chief Operating Officer of Endo Health Solutions, Inc. from March 2010 until her retirement in May 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to this, Ms. McHugh was Chief Executive Officer of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Previously, Ms. McHugh served as Company Group Chairman for Johnson & Johnson’s worldwide virology business unit, and prior to this, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc.

Ms. McHugh currently serves as chair of the board of directors of Ironwood Pharmaceuticals, Inc. and member of the board of directors of Lantheus Holdings, Inc., New Xellia Group A/S, Evelo Biosciences, Inc. and Trevena Pharmaceuticals, Inc. (through May 13, 2021). Ms. McHugh previously served on the board of directors of the Biotechnology Industry Organization (BIO), the New England Healthcare Institute (NEHI), the Pennsylvania Biotechnology Association, EPIRUS Biopharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received her M.B.A. from St. Joseph’s University and her B.S. from Pennsylvania State University.

We believe that Ms. McHugh’s pharmaceutical and business experience provides her with the qualifications and skills to serve as a member of our Board.

INDEPENDENT DIRECTOR Age: 56 Director Since: 2015 Committees: Member - Audit Member - Nominating & Corporate Governance

Aerie Pharmaceuticals, Inc.	22	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Director Compensation
Pursuant to the Company’s non-employee director compensation policy, each non-employee director is eligible to receive a prorated annual cash retainer, as well as additional retainers for service as our Lead Independent Director or service on committees of the Board, as detailed below.

COMPENSATION ELEMENT	CASH COMPENSATION
Board of Directors
Lead Independent Director Retainer	$25,000
Directors’ Annual Retainer	$50,000

Committee Chair
Audit Committee	$20,000
Compensation Committee	$17,500
Nominating and Corporate Governance Committee	$10,000

Committee Member (Non-Chair)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

All amounts are paid in quarterly installments. We reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.
In addition, newly appointed non-employee directors shall be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock, which will vest quarterly over a three-year period subject to the director’s continued service on the Board.
Pursuant to the Company’s current non-employee director equity compensation policy, each continuing non-employee director shall be eligible to receive on the date of each annual meeting of stockholders an annual option award to purchase 7,800 shares of common stock and 1,750 shares of restricted stock. Stock options vest in 12 equal monthly installments and restricted stock vests on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.
Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2020, for their service on our Board.

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS		STOCK AWARDS		TOTAL

Gerald D. Cagle, Ph.D.	$64,725	$63,997	(1)(2)	$23,223	(3)	$151,945
Richard Croarkin	$64,162	$63,997	(1)(4)	$23,223	(3)	$151,382
Mechiel (Michael) M. du Toit	$61,113	$63,997	(1)(4)	$23,223	(3)	$148,333
David W. Gryska	$67,775	$63,997	(1)(5)	$23,223	(3)	$154,995
Peter J. McDonnell, M.D.	$35,027	$241,892	(6)	$—		$276,919
Benjamin F. McGraw, III, Pharm.D.	$92,500	$63,997	(1)(7)	$23,223	(3)	$179,720
Julie McHugh	$65,000	$63,997	(1)(4)	$23,223	(3)	$152,220
(1)The amounts included represent the grant date fair value of an option to purchase 7,800 shares of common stock granted on June 11, 2020, all of which were outstanding as of December 31, 2020. Each option is scheduled to vest in 12 equal monthly installments commencing on

Aerie Pharmaceuticals, Inc.	23	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
June 11, 2020. The grant date fair value was computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements incorporated herein by reference to our Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 26, 2021.
(2)In addition to the option awards granted during 2020, this director has options to purchase 87,100 shares of common stock, all of which were outstanding as of December 31, 2020.
(3)The amounts included represent the grant date fair value of 1,750 shares of restricted stock granted on June 11, 2020, which is scheduled to fully vest on June 11, 2021. The grant date fair value was computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements incorporated herein by reference to our Form 10-K filed with the SEC on February 26, 2021.
(4)In addition to the option awards granted during 2020, this director has options to purchase 60,600 shares of common stock, all of which were outstanding as of December 31, 2020.
(5)In addition to the option awards granted during 2020, this director has options to purchase 32,800 shares of common stock, all of which were outstanding as of December 31, 2020.
(6)This newly appointed director received a one-time initial option award to purchase 25,000 shares of common stock, which will vest quarterly over a three-year period subject to the director’s continued service on the Board. The amounts included represent the grant date fair value of such options. The grant date fair value was computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements incorporated herein by reference to our Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 26, 2021.
(7)In addition to the option awards granted during 2020, this director has options to purchase 70,600 shares of common stock, all of which were outstanding as of December 31, 2020.

Aerie Pharmaceuticals, Inc.	24	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Information about Corporate Governance
Board of Directors and Corporate Governance Guidelines
Our corporate governance guidelines provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities.
In accordance with our corporate governance guidelines, the Board does not involve itself in the day-to-day operations of the Company. The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the Company’s stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time, and, as applicable, meetings of the three standing committees of the Board (the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee), which are also held from time to time.
The Board held eleven meetings during the year ended December 31, 2020. Of the eleven meetings held during such period, four meetings were held in person and seven meetings were held telephonically or via video teleconference. Except for Dr. Cagle, who attended ten of the eleven meetings of the Board during the year ended December 31, 2020, each incumbent director attended one hundred percent (100%) of the meetings of the Board held during the period for which he or she served as a director during the year ended December 31, 2020. In addition, each incumbent director attended one hundred percent (100%) of the meetings of the committee(s) on which that director served during such period. With respect to the single Board meeting during the year ended December 31, 2020 which Dr. Cagle did not attend, Dr. Cagle notified the Company in advance of the absence and discussed the applicable meeting agenda and materials with Company management and other directors prior to and subsequent to such meeting.
It is our policy to encourage our directors to attend the Annual Meeting. All nominees for director and all directors continuing in office then serving attended our 2020 Annual Meeting. It is currently anticipated that all members of the Board will be in attendance at the Annual Meeting.
Board of Directors’ Independence
Under the listing requirements and rules of the NASDAQ Global Market (“NASDAQ”) independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that Dr. Cagle, Mr. Croarkin, Mr. du Toit, Mr. Gryska, Dr. McDonnell, Dr. McGraw and Ms. McHugh qualify as “independent” directors within the meaning of the NASDAQ rules. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Aerie Pharmaceuticals, Inc.	25	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information at December 31, 2020 and lists the number of meetings held during 2020, for each committee:

NAME	AUDIT	NOMINATING AND CORPORATE GOVERNANCE	COMPENSATION

Gerald D. Cagle, Ph.D.		X	X
Richard Croarkin **	X		X
Mechiel (Michael) M. du Toit		X*
David W. Gryska**	X*
Peter J. McDonnell, M.D.		X	X
Benjamin F. McGraw, III, Pharm.D.***			X*
Julie McHugh	X	X
Total meetings in 2020	8	5	11

*	Committee Chair
**	Financial Expert
***	Lead Independent Director
Audit Committee
The members of our Audit Committee include Mr. Gryska, Mr. Croarkin and Ms. McHugh. Mr. Gryska serves as chair of the Audit Committee. The Audit Committee held eight meetings during the year ended December 31, 2020. Of the eight meetings held during such period, two meetings were held in person and six meetings were held telephonically or via video teleconference. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not incorporate by reference the information on our website into this proxy statement.
Our Board has determined that Mr. Gryska, Mr. Croarkin and Ms. McHugh are independent as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that Mr. Gryska and Mr. Croarkin each qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous professional experience, coupled with past and present service on various audit committees.

Aerie Pharmaceuticals, Inc.	26	2021 | Proxy Statement

OUR BOARD OF DIRECTORS

AUDIT COMMITTEE	KEY FUNCTIONS & RESPONSIBILITIES

Chair: David W. Gryska Other Members: Richard Croarkin Julie McHugh
•Reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

•discussing the type of information to be disclosed and the type of presentation to be made regarding financial information and other disclosures and guidance to analysts;

•overseeing our disclosure controls and procedures, including internal control over our financial reporting, and reviewing and discussing our management’s periodic review of the effectiveness of our internal control over financial reporting;

•reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls and any other matters, correspondence or reports that raise issues with or could have a material effect on our financial statements;

•retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors, as required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”);

•reviewing and approving in advance the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services to be performed by our independent registered public accounting firm or any other registered public accounting firm;

•reviewing with our independent registered public accounting firm the planning and staffing of the audit, including the rotation requirements and other independence rules;

•reviewing and, if acceptable, approving any related person transactions in accordance with our related party transaction policy;

•overseeing and discussing with management our policies with respect to risk assessment and risk management, and any significant financial and operational risk exposures;

•setting policies for our hiring of employees or former employees of our independent registered public accounting firm.

•reviewing the adequacy of our Audit Committee charter at least annually;

•establishing procedures for receipt, retention and treatment of complaints regarding internal accounting controls and auditing matters, and for confidential, anonymous submissions of accounting and auditing concerns by employees; and

•monitoring compliance with legal and regulatory requirements and approving or disapproving any related-persons transactions after due consideration of any such related-person transaction.

Aerie Pharmaceuticals, Inc.	27	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT(1)
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020, with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T and the Commission. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communication with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Aerie Pharmaceuticals, Inc.
Audit Committee
David W. Gryska, Chair
Richard Croarkin
Julie McHugh

(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. du Toit, Dr. Cagle, Dr. McDonnell and Ms. McHugh. Mr. du Toit serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during the year ended December 31, 2020. Of the five meetings held during such period, two meetings were held in person and three meetings were held telephonically or via video teleconference. In addition to such meetings, during the year ended December 31, 2020, the members of the Nominating and Corporate Governance Committee engaged in periodic informal discussion amongst themselves regarding the responsibilities of the Nominating and Corporate Governance Committee.
Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not incorporate by reference the information on our website into this proxy statement.

Aerie Pharmaceuticals, Inc.	28	2021 | Proxy Statement

OUR BOARD OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	KEY FUNCTIONS & RESPONSIBILITIES

Chair: Mechiel (Michael) M. du Toit Other Members: Gerald D. Cagle, Ph.D. Peter J. McDonnell, M.D. Julie McHugh

•Identifying, considering and nominating candidates to serve on our Board;

•developing and recommending the minimum qualifications for service on our Board;

•overseeing the evaluation of the Board and management on an annual basis;

•considering nominations by stockholders of candidates for election to the Board;

•reviewing annually the independence of the non-employee directors and members of the independent committees of the Board;

•review the composition of the Board as a whole and recommend to the Board, if necessary, any measures to be taken so that the Board contains at least the minimum number of independent directors as may be required by applicable SEC and NASDAQ rules and reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate;

•make recommendations to the Board regarding the chairperson, membership, size and composition of each standing committee of the Board and make recommendations to the Board regarding individual directors to fill any committee vacancies;

•review the suitability for continued service as a director of each Board member when his or her term expires and recommend to the Board whether such director should be re-nominated for re-election;

•periodically review the size of the Board and recommend to the Board any appropriate changes;

•review any proposed changes to our certificate of incorporation, by-laws and other corporate governance documents, and make recommendations to the Board with respect to any such changes;

•oversee compliance with, and consider any requests for waivers under, our corporate governance guidelines, our code of business conduct and ethics and other documents and policies constituting our corporate governance framework and report on any waiver of our code of business conduct and ethics to the Board (provided that any waiver of our code of business and ethics with respect to our executive officers or any director may only be granted by the full Board);

•oversee ESG strategy and policies and review our operations with senior management to assess our progress in realizing these values;

•developing the overall framework for the annual self-evaluation conducted by the Board and each of its committees;

•reviewing the adequacy of its charter, our corporate governance guidelines and our code of business conduct and ethics on an annual basis and recommending to our Board any changes to our corporate governance guidelines and code of business conduct and ethics deemed appropriate;

•considering questions of possible conflicts of interest of directors as such questions arise with regard to outside directorship commitments; and

•considering whether a director has sufficient time available to continue to perform all Board and committee responsibilities and duties effectively, taking into account, among other factors, service as a director on other public company boards.

Aerie Pharmaceuticals, Inc.	29	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Compensation Committee
The members of our Compensation Committee are Dr. McGraw, Dr. Cagle, Mr. Croarkin and Dr. McDonnell. Dr. McGraw serves as chair of the Compensation Committee. The Compensation Committee held eleven meetings and acted by written consent once during the year ended December 31, 2020. Of the eleven meetings held during such period, three meetings were held in person and eight meetings were held telephonically or via video teleconference. All members of our Compensation Committee are independent pursuant to the definition contained in Section 5605 of the NASDAQ listing standards and qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a written charter that satisfies the applicable standards of NASDAQ and is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not incorporate by reference the information on our website into this proxy statement.

COMPENSATION COMMITTEE	KEY FUNCTIONS & RESPONSIBILITIES

Chair: Benjamin F. McGraw, III, Pharm.D. Other Members: Gerald D. Cagle, Ph.D. Richard Croarkin Peter J. McDonnell, M.D.
•Approving the compensation and other terms of employment of our Chief Executive Officer, which are then reviewed and ratified by our Board;

•approving or recommending to our Board the compensation and other terms of employment of our executive officers (other than our Chief Executive Officer);

•approving annually the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and assessing at least annually our Chief Executive Officer’s performance against these goals and objectives;

•reviewing annually our compensation strategy, including base salary, incentive compensation and equity-based grants, as well as adoption, modification or termination of this compensation;

•evaluating at least annually and recommending to our Board the type and amount of compensation to be paid or awarded to non-employee Board members;

•reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•overseeing the Company’s strategy and policies related to human capital management, including with respect to matters such as diversity and inclusion; talent and development; health and safety; and compensation and benefits; and

•reviewing the adequacy of our Compensation Committee charter on an annual basis.

As part of its process for approving or recommending to the Board the compensation for our senior executives, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer, other than for the chief executive officer.
In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated by-laws, Section 162(m) of the Code, NASDAQ rules and other applicable law.
In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. At the beginning of the 2020 fiscal year, the Compensation Committee continued its engagement with Pearl Meyer & Partners LLC (“Pearl Meyer”) as its independent compensation advisor.

Aerie Pharmaceuticals, Inc.	30	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
In the second quarter of the fiscal year 2020, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) as its independent compensation advisor for the remainder of the fiscal year ended December 31, 2020.
Compensation Committee Interlocks and Insider Participation
Dr. McGraw, Dr. Cagle, Mr. Croarkin or Dr. McDonnell served on our Compensation Committee during the fiscal year ended December 31, 2020. None of Dr. McGraw, Dr. Cagle, Mr. Croarkin or Dr. McDonnell have ever been an officer or employee of the Company. None of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or Compensation Committee during the fiscal year ended December 31, 2020. No member of our Compensation Committee had any relationship with the Company or any of its subsidiaries during fiscal year 2020 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons.
Board Leadership
Our Board selects a chair based on what it believes is in the best interests of the Company and our stockholders. The Board does not have a fixed policy on whether the role of chair and chief executive officer should be separate or combined, and if it is to be separate, whether the chair should be selected from the independent directors or should be an employee of the Company.
Dr. Anido, our Chief Executive Officer, currently serves as chair of our Board. Our Board believes that this leadership structure is presently appropriate for the Company given Dr. Anido’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Anido’s combined role of chief executive officer and chair promotes effective execution of strategic goals and facilitates information flow between management and our Board. Dr. Anido chairs all Board meetings, except for executive sessions at which only independent directors are present. Our corporate governance guidelines require that whenever the chair of the Board is also the chief executive officer or is otherwise a director who does not qualify as an independent director that the independent directors of the Board elect from among themselves a lead independent director. When and as required pursuant to our corporate governance guidelines, a lead independent director is to be elected at least once annually following the nomination of an independent director as a lead independent director nominee by our Nominating and Corporate Governance Committee and the election, by a majority vote of the Board’s independent directors, of such nominee or another independent director of the Board.
Dr. McGraw currently serves as the lead independent director. The primary responsibilities of the lead independent director are set forth in our corporate governance guidelines and include, among other things: providing leadership and service as temporary chair or chief executive officer in the event of the inability of the current chair or chief executive officer to fulfill his or her role due to crisis or other circumstances and acting as a liaison between the independent directors and the chair when and as necessary. Additionally, the lead independent director, pursuant to the corporate governance guidelines, may assist Dr. Anido in setting Board meeting agendas and may call meetings of the independent directors of the Board when and as determined to be necessary or appropriate. Our Board believes that this leadership structure is presently appropriate because it allows Dr. Anido to set the overall direction of the Company and provide day-to-day leadership of management while having the benefit of counsel and guidance from the lead independent director. In addition, as a policy of the Board, other independent directors are from time to time requested to oversee executive sessions at which only independent directors are present. Our Board believes this policy contributes to the active participation of each independent director in the leadership function of the Board.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit

Aerie Pharmaceuticals, Inc.	31	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-persons transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and our code of business conduct and ethics. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We are committed to the highest standard of honest and ethical behavior and integrity in carrying out our business activities. We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting, and sets forth the same expectation for our suppliers, contractors and agents. The code of business conduct and ethics is available on our website at www.aeriepharma.com. In the event of an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, we intend to satisfy applicable disclosure requirements by posting such information on our website at the Internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not incorporate by reference the information on our website into this proxy statement.
Stockholder Communications with Our Board of Directors
Stockholders wishing to communicate directly with our Board may send correspondence to Richard J. Rubino, Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. Stockholders may also visit our website at www.aeriepharma.com and select “Contact Us” to communicate online with us.

Aerie Pharmaceuticals, Inc.	32	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
Environmental, Social and Governance and Human Capital

ESG
We are dedicated to the principles of environmental stewardship, social responsibility, good corporate governance and human capital. We consider these ESG principles to be among our most important values and therefore integrate them in our ongoing and strategic activities. We believe incorporating these values and practices into our operations not only improves our performance but also creates a sustainable and growth-oriented culture that benefits our employees, our customers and our investors. Our Nominating and Corporate Governance Committee of the Board of Directors regularly reviews our operations with senior management to assess our progress in realizing these values. With our Board of Directors’ leadership, we plan on continuing to evaluate our ESG practices and to integrate sustainability into our business.
We recognize our responsibility to be environmentally conscious and to contribute to the global effort of tackling climate change, moving toward a low-carbon economy and expanding the use of renewable energy. Renewable energy is an important part of our commitment to sustainability, and where feasible we operate our manufacturing facilities using renewable energy. At our Athlone manufacturing plant in Ireland we purchase 100% of our electricity from renewable sources and the electric supply is 100% carbon neutral.
We employ green processes, materials, practices, equipment and technologies where feasible throughout our operations to foster conservation and reduce waste. We minimize energy consumption using various power-saving technologies designed to consume electrical power only when needed. The majority of our office space in the U.S. is Leadership in Energy and Environmental Design (“LEED”) certified, and both our manufacturing plant in Athlone, Ireland, and our implant manufacturing facility in Durham, North Carolina, were built from end-to-end with sustainability and good manufacturing practices in mind. We have also instituted environmentally conscious programs into the work environment for our employees by implementing recycling and composting programs, offering water dispensers to reduce plastic bottle waste, and providing electric automobile charging stations in our employee parking areas, as examples. In 2020, we recycled 63% of the non-hazardous waste produced at our Athlone manufacturing plant. Through these programs and continuous improvement, we strive to reduce our waste while maximizing the proportion that may be recycled. Looking to the future, we plan to continue to further enhance our sustainability posture through detailed monitoring and management of our energy, water and waste management practices.
From a social responsibility perspective, as an ophthalmic pharmaceutical company, we are focused on the needs of patients, physicians and the communities we serve, including supporting patient advocacy through philanthropic donations. Although we have not yet attained profitability as a company, we have donated hundreds of thousands of dollars to causes that we believe are important to society. These donations were directed to support glaucoma research and glaucoma patient education through ongoing collaborations with the Glaucoma Research Foundation, help fund free cataract surgery for 750 indigent patients in the United States over the past three years through a continuing match program with the American Society of Cataract Refractive Surgery Foundation and promote the empowerment of women in ophthalmology as a lead sponsor of Women in Ophthalmology. In addition, these donations were also directed to accelerate treatments and cures for retinal diseases for the next generation through the Foundation Fighting Blindness and expand opportunities for ophthalmology residents from groups that are underrepresented in medicine or who want to work in underserved communities through support of the National Medical Association’s Rabb-Venable Excellence in Ophthalmology Research Program. We have also made other donations as well as supported causes of interest to areas beyond our immediate scope in eye care, such as our long-standing relationship with Northside Center for Child Development (“NCCD”) and their work with New York City children in need, in order to support the communities we serve. Our Chief Financial Officer, currently President of the Board of NCCD, has served as a Director there since 2009. NCCD has become a pioneer of behavioral health programs for low-income children of color and their families located in Harlem, Brooklyn and the Bronx, New York.
We also strive to be socially conscious in our employment practices. We support diversity in our hiring practices and follow a management philosophy that integrates social responsibility and the highest governance standards. We established an Affirmative Action Plan in 2018 in compliance with the requirements of the Office of Federal Contract Compliance Programs. We are committed to making a good faith effort to improve our current practices over time when the opportunity is available. All managers

Aerie Pharmaceuticals, Inc.	33	2021 | Proxy Statement

OUR BOARD OF DIRECTORS
are trained in Equal Employment Opportunity compliant recruiting and interviewing practices. See “Human Capital—Diversity and Inclusion” below.
From a governance perspective, our Audit Committee has consistently received very high ratings for independence and competency, and our most recent stockholder vote on executive compensation practices received nearly 95% support. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and our code of business conduct and ethics and oversees our ESG strategy and policies. Our Audit Committee monitors our compliance with legal and regulatory requirements. We have established and follow our Aerie Compliance & Ethics (“ACE”) program in an effort to ensure integrity in our activities and compliance with all legal and regulatory requirements applicable to our operations. Our Chief Compliance Officer manages the ACE program. As we continue to build our company, we will continue to keep the environment, our social responsibility and governance considerations at top of mind.
Human Capital
In order to successfully attract and retain highly professional and skilled employees, it is crucial that we offer a diverse, inclusive and safe workplace. Our recruitment process begins with hiring individuals that we believe meet our strong culture for respect, commitment, integrity and honesty. We have a philosophy of investing in our employees by providing the necessary resources to grow professionally through our training and development programs, which will ultimately help drive company success. We reward our employees by offering a competitive compensation and benefits package, including incentive-based awards, which we believe motivates our employees and drives company performance.
As of December 31, 2020, we employed approximately 365 full-time employees, of which 299 were employed in the United States and 66 were employed outside the United States. The majority of our employees outside of the United States primarily support our manufacturing operations in Athlone, Ireland. Of our total employee population, there were 145 sales force and marketing employees, 111 in research and development and medical affairs, 56 in product manufacturing and 53 in general and administrative support roles such as human resources, finance, legal and information technology. We are committed to providing our employees with a positive work environment that helps them realize their full potential and helps them contribute to the success of our company. None of our employees are represented by any collective bargaining unit. We believe that we maintain good relations with our employees.
Diversity and Inclusion
We have a strong commitment to continue to build a diverse and inclusive work environment that fosters a positive culture. We believe our diverse workforce brings a wide array of skills and experiences that help increase innovation and strategic thinking and ultimately contribute to the success of our company.
Our hiring practices reflect our commitment to increase diversity and inclusion among our employees, as shown below:
•We strive to achieve and maintain pay equity for employees of all races and for both female and male employees within our organization.
•From a governance perspective, our Compensation Committee of the Board of Directors provides oversight of our policies, programs and initiatives focusing on workforce diversity and inclusion.
•Approximately a third of our employees in the United States identify as a racial or ethnic minority, with the percentage of minority employees in management reflecting the broader employee population in the United States.
•The female to male ratio for our total employee population is approximately 50:50.
Talent and Development
The success of our company is highly dependent on the performance, skills and industry knowledge of our employees. A significant proportion of our employee base is comprised of professionals who have had prior experience with pharmaceutical and biotechnology companies. In order to attract and retain such highly qualified talent, we invest significant resources to further develop our employees and provide opportunities that help them achieve career goals and lead our organization.
We maintain a robust training curriculum for all our employees and executives based on function. These curricula incorporate training addressing specific regulatory requirements germane to the performance of specific functions. The training for our scientific and quality personnel, for example, includes modules focusing on our good manufacturing and laboratory practices as well

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OUR BOARD OF DIRECTORS
as proper documentation and reporting. In addition to specific function-based training, all of our employees are required to regularly train on our code of business conduct and ethics, receive cyber security training and receive harassment training. We believe a well-trained employee base is the best way to ensure proper business operations and to best ensure the establishment of a collaborative and supportive corporate culture.
In keeping with our commitment to the highest standards of honest and ethical behavior and integrity in carrying out our business activities, all of our employees who interact with health care professionals on behalf of our company are required to be trained in, and knowledgeable of, not only our code of business conduct and ethics but also our healthcare compliance manual which is a compendium of our standards intended to not only help ensure continued compliance with the prevailing laws, regulations and standards of our industry, but also to provide a framework for our expectations for employee behavior, operational excellence and risk mitigation to help us achieve our broader organizational goals of discovering and delivering new technologies and safe and efficacious therapies to those in medical need. The healthcare compliance manual builds on our code of business conduct and ethics and governs how our employees engage with the healthcare community when conducting promotional activities and scientific exchanges as well as financial interactions. All such employees or those in areas who support those activities are trained on and required to follow these policies.
Health and Safety
We are dedicated to creating and maintaining a work environment where our employees feel safe to carry on their responsibilities. We regularly review health and safety legislation to ensure compliance with current standards; we identify and monitor potential health and safety hazards; we coordinate emergency and fire drills; and we train our employees to avoid or minimize any potential risks within the workplace. The health and safety of our employees, patients, prescribers, and community are of utmost importance to us and we strive to comply with good manufacturing practices and with all requirements and mandates from various agencies and governments. We value the patient volunteers who participate in clinical trials and we are committed to protecting their rights and well-being. As such, we have policies and procedures in place to ensure our clinical trial practices comply with laws and regulations in all countries in which we operate clinical trials and meet our high ethical standards. We also have protocols in place to obtain informed consent from patients participating in our clinical trials.
In our research and manufacturing facilities, we maintain a safety culture and seek to eliminate workplace incidents and minimize risks and hazards. We have created and implemented processes to help eliminate safety events by reducing their frequency and severity. These programs include an illness and injury prevention program and a safety committee. The safety committee oversees the implementation of our safety program. We also review and monitor our performance closely. We monitor and continuously seek to reduce safety incidents each year. Through our efforts, we had a recordable incident rate of 1.3 (recordable incidents per 100 employees, as defined by the U.S. Occupational Safety and Health Administration, “OSHA”) at our Athlone manufacturing plant in 2020. This compares to an OSHA incident rate of 1.6 for the U.S. pharmaceutical and medicine manufacturing industry in 2019.
In response to the COVID-19 pandemic, we have taken precautionary measures to protect our employees and our stakeholders by adapting company policy to maintain the continuity of our business. We have adapted our facilities and work practices and implemented all necessary safety controls in line with governmental health policy guidelines. We have formed interdisciplinary teams to (i) focus on company-wide communication about the COVID-19 pandemic, including initiatives implemented to address the COVID-19 pandemic and its impact on our business and (ii) discuss, recommend and supervise the implementation of physical measures at our sites to best ensure employee safety. For example, to further support our employees at the Athlone manufacturing plant, we rolled out a Wellbeing Program to boost communication, engagement and wellness initiatives. With precautionary measures implemented company-wide, we continue to operate effectively as most of our manufacturing plant personnel are working on site and the balance of our total workforce is primarily working from home. Especially important in light of the COVID-19 pandemic, we provide all of our employees with excellent healthcare benefits and we make every effort to provide high levels of coverage at the most affordable cost possible.
Compensation and Benefits
To compete in a highly competitive job market and attract, retain and reward outstanding talent, we offer our employees a comprehensive compensation package that includes competitive salaries and benefit programs.

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OUR BOARD OF DIRECTORS
Our well-designed compensation package includes the following:

•competitive salaries and annual bonuses;
•equity compensation: stock options and restricted stock;
•employee stock purchase plan in which employees may purchase company stock at a discounted price;
•401(k) plan with 401(k) company match;
•premium health and dental insurance;
•life insurance;
•short-term and long-term disability insurance and workers’ compensation insurance;
•paid time off, paid sick leave and holidays; and
•personal leave of absence, military leave and family medical leave.
Our equity compensation plans, pursuant to which we may grant stock options, restricted stock and other equity-based awards, are designed to align employees’ interests with our stockholders’ interests and motivate effective performance which drives company success. We also maintain an employee stock purchase plan under which substantially all employees may purchase the Company’s common stock through payroll deductions and lump sum contributions at a price equal to 85% of the lower of the fair market value of the stock as of the beginning or end of the offering periods.

Aerie Pharmaceuticals, Inc.	36	2021 | Proxy Statement

PROPOSAL 1
PROPOSAL 1
Election of Directors

DIRECTOR NOMINEE	CLASS	AGE(1)	POSITION(S) HELD	DIRECTOR SINCE	CURRENT TERM EXPIRES(2)

Mechiel (Michael) M. du Toit	II	68	Independent Director	2015	2021
David W. Gryska	II	65	Independent Director	2018	2021
(1) Age as of April 19, 2021.
(2) Represents date of annual meeting for that year.
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Mr. du Toit and Mr. Gryska for re-election as Class II directors at the Annual Meeting.
There are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
If the nominees listed above are elected, they will hold office until the annual meeting of stockholders to be held in 2024 or until their successors have been duly elected and qualified.
Vote Required
Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. We will count shares represented by executed proxies, if authority to do so is not withheld, as voting for the election of the two nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation

✓	The Board of Directors unanimously recommends a vote FOR each of the nominees as set forth above.

Aerie Pharmaceuticals, Inc.	37	2021 | Proxy Statement

PROPOSAL 2
PROPOSAL 2
Ratification of Appointment of
Independent Registered Public Accounting Firm
The Company’s stockholders are being asked by the Audit Committee of the Board to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to participate in the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
This proposal requires an affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Our Recommendation

✓
The Board of Directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Pre-Approval Policies and Procedures
Our Audit Committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.

Aerie Pharmaceuticals, Inc.	38	2021 | Proxy Statement

PROPOSAL 2
Independent Registered Public Accounting Firm Fees and Services
During the fiscal years ended December 31, 2020 and 2019, we retained PricewaterhouseCoopers LLP to provide audit services. The following table represents aggregate fees billed or to be billed to us by PricewaterhouseCoopers LLP for services performed for the fiscal years ended December 31, 2020 and 2019:

FEES	2020	2019

Audit Fees (1)	$1,460,000	$1,527,500
Audit-related Services (2)	$1,650	$0
Tax Fees (3)	$38,728	$20,000
All Other Fees (4)	$16,300	$11,800
Total	$1,516,678	$1,559,300
(1)Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements as well as new transactions during the period.
(2)Audit-related fees consist of fees for financial statement preparation services.
(3)Tax fees are fees for tax consulting and advice.
(4)All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

Aerie Pharmaceuticals, Inc.	39	2021 | Proxy Statement

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS

Information about Our Executive Officers
The following table sets forth certain information about our executive officers.

EXECUTIVE	AGE (1)	POSITION(S) HELD

Vicente Anido, Jr., Ph.D.(2)	68	Chief Executive Officer and Chairman of the Board
Richard J. Rubino	63	Chief Financial Officer, Secretary and Treasurer
Thomas A. Mitro	64	President and Chief Operating Officer
Casey C. Kopczynski, Ph.D.	59	Chief Scientific Officer
John W. LaRocca, Esq.	56	General Counsel and Assistant Secretary
David A. Hollander, M.D., M.B.A.	47	Chief Research and Development Officer
(1) Age as of April 19, 2021.
(2) Dr. Anido’s biography is included above in the section titled “Information About Directors Continuing in Office.”

Set forth and described below is certain information about our executive officers (in addition to Dr. Anido).

RICHARD J. RUBINO
Richard J. Rubino has served as our Chief Financial Officer since October 2012.

From March 2008 to April 2012, Mr. Rubino served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. and from May 1993 to March 2008 served as Controller, Chief Accounting Officer, and Vice President of Planning. Previously, Mr. Rubino held various positions at International Business Machines Corporation from 1983 to May 1993 and at PricewaterhouseCoopers LLP (formerly Price Waterhouse & Co.) from 1979 to 1983.

Mr. Rubino received his B.S. in Accounting from Manhattan College. He has been a director of the Northside Center for Child Development since 2009, the Board Treasurer from 2012 through 2016, and became Board President in 2016. He also currently serves as a member of the Finance Committee and Executive Committee.

CHIEF FINANCIAL OFFICER Positions: Chief Financial Officer Secretary and Treasurer Age: 63 Joined Aerie: 2012

Aerie Pharmaceuticals, Inc.	40	2021 | Proxy Statement

EXECUTIVE OFFICERS

THOMAS A. MITRO
Thomas A. Mitro has served as our President and Chief Operating Officer since August 2013.

From November 2012 to August 2013, Mr. Mitro served as Vice President, Sales and Marketing at Omeros Corporation, a clinical-stage biopharmaceutical company. Prior to this, Mr. Mitro was Vice President, Sales and Marketing at ISTA Pharmaceuticals from July 2002 to July 2012, where he was instrumental in building ISTA’s commercial operations and launching several eye-care products, including Bromday (bromfenac ophthalmic solution) 0.09% and Bepreve (bepotastine besilate ophthalmic solution) 1.5%. Previously, Mr. Mitro held various positions at Allergan, Inc., including Vice President, Skin Care; Vice President, Business Development; and Vice President, e-Business.

Mr. Mitro received his B.S. from Miami University.

PRESIDENT & CHIEF OPERATING OFFICER Positions: President Chief Operating Officer Age: 64 Joined Aerie: 2013

CASEY C. KOPCZYNSKI, Ph.D.
Casey C. Kopczynski, Ph.D. has served as our Chief Scientific Officer since co-founding our company in 2005.

From 2002 to 2005, Dr. Kopczynski was the Managing Partner at Biotech Initiative, LLC, a consulting practice dedicated to emerging biotech companies. Dr. Kopczynski was also previously the Vice President of Research at Ercole Biotech, Inc. from 2003 to 2004, a company developing drugs for the treatment of cancer, inflammation and orphan genetic diseases. Prior to Ercole Biotech, Inc., Dr. Kopczynski was Director of Research and a founding member of the scientific staff at Exelixis, Inc. from 1996 to 2002.

Dr. Kopczynski received his Ph.D. in Molecular, Cellular and Developmental Biology from Indiana University and was a Jane Coffin Childs Research Fellow at the University of California, Berkeley.

CHIEF SCIENTIFIC OFFICER Position: Chief Scientific Officer Age: 59 Joined Aerie: 2005

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EXECUTIVE OFFICERS

JOHN W. LAROCCA, Esq.
John W. LaRocca, Esq. has served as our General Counsel since February 2018.

From March 2015 through January 2018, Mr. LaRocca served as Executive Vice President and General Counsel for Eagle Pharmaceuticals, Inc. From December 2005 through December 2012, Mr. LaRocca was Chief Legal Officer for the Americas for Actavis Inc. and from January 2013 through December 2014, was Deputy General Counsel for Actavis plc. Prior to such time, Mr. LaRocca served as Divisional Counsel-US Generics for both Purepac Pharmaceuticals and Alpharma Pharmaceuticals from September 2000 through December 2005.

Previously, Mr. LaRocca practiced corporate and commercial law in New York with Parker Duryee Rosoff & Haft; Christie & Viener; and Webster & Sheffield.

Mr. LaRocca received his B.A. from Columbia College and his J.D. from Columbia Law School.

GENERAL COUNSEL Positions: General Counsel Assistant Secretary Age: 56 Joined Aerie: 2018

DAVID A. HOLLANDER, M.D., M.B.A.
David A. Hollander, M.D., M.B.A., has served as our Chief Research and Development Officer since November 2019.

Dr. Hollander began his career in industry in 2006 at Allergan as a Medical Director of Ophthalmology where he also held a number of leadership roles including Vice President of Eye Care for US Medical Affairs, Vice President and Head of Eye Care for Global Medical Affairs, as well as Therapeutic Area Head in Clinical Development for Anterior Segment and Consumer Eye Care. During this time, Dr. Hollander continued to see patients and instruct residents and fellows in cataract surgery and corneal transplantation. In 2016, Dr. Hollander joined Ora, Inc, the leading ophthalmic Contract Research Organization, as Chief Medical Officer. While at Ora, Dr. Hollander oversaw medical operations across pharmaceutical and device clinical development, preclinical studies, as well as research and development into new regulatory endpoints, most notably the development of novel mobility courses for evaluating treatments for inherited retinal diseases.

Dr. Hollander received his B.S. in chemistry with honors and distinction from Stanford University, and earned his medical degree at the University of Pennsylvania School of Medicine. Dr. Hollander also obtained an M.B.A. in Health Care Management from the Wharton School at the University of Pennsylvania.

CHIEF RESEARCH AND DEVELOPMENT OFFICER Positions: Chief Research and Development Officer Age: 47 Joined Aerie: 2019

Aerie Pharmaceuticals, Inc.	42	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION
DISCUSSION & ANALYSIS

A MESSAGE FROM OUR COMPENSATION COMMITTEE
2020 was a challenging year for the global economy as the COVID-19 pandemic brought disruptions to global supply chains, workforce participation was impacted by “shelter in place” restrictions and significant volatility disrupted the financial markets.
Given all the uncertainty, our leadership team swiftly responded to the environment and took important precautionary measures to protect our employees and stakeholders and adapted company policies to maintain the continuity of the business. The Company continued to operate effectively as most of our manufacturing plant personnel worked with precautionary measures in place, while the balance of the workforce primarily worked from home. Our sales force experienced successful engagement with eye-care professionals through either traditional face-to-face office meetings or virtual resources. The health and safety of our employees, patients, prescribers and community are of utmost importance to us, and the leadership team fully executed a plan to best ensure that outcome including complying with all requirements and mandates from various agencies and governments.
The Company continued to achieve strong financial and scientific results in 2020. Net product revenues generated by the glaucoma franchise increased 19% over 2019, and by the end of 2020, we had $240 million in cash and investments. We took significant steps to continue to advance our clinical development and commercialization of our products, including but not limited to gaining EC approval of Roclanda® (marketed as Rocklatan® in the United States), reporting positive interim topline 90-day efficacy data for a Phase 3b trial for Roclanda®, commencing trials for two late-stage programs, and executing an exclusive license agreement with Santen for Rhopressa® and Rocklatan® in Japan and other Asian countries.
Recognizing 2020 was a challenging year, the compensation decisions we made for both 2020 as well as looking forward to 2021 are intended to support our comprehensive pay-for-performance culture and philosophy as well as our objective to attract, motivate and retain talented executives. In 2020, approximately 95% of the votes cast on our Say-on-Pay vote were supportive of our compensation program and approach, and we are again seeking stockholder approval of our program this year under Proposal 3. The balance of this section covers our compensation actions for 2020 in greater detail, as well as the context and frameworks that we utilized in making our decisions.

Purpose
The purpose of
this Compensation Discussion and Analysis is to provide our stockholders with an understanding of our approach
to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2020.

NAMED EXECUTIVE OFFICERS
The following individuals represent our Named Executive Officers (“NEOs”), comprised of our Principal Executive Officer, Principal Financial Officer and the four other most highly compensated executive officers in 2020.

Vicente Anido, Jr., Ph.D.	Richard J. Rubino	Thomas A. Mitro

Chief Executive Officer and Chairman of the Board	Chief Financial Officer, Secretary and Treasurer	President and Chief Operating Officer

Casey C. Kopczynski, Ph.D.	John W. LaRocca, Esq.	David A. Hollander, M.D., M.B.A.

Chief Scientific Officer	General Counsel and Assistant Secretary	Chief Research and Development Officer

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COMPENSATION DISCUSSION & ANALYSIS

COMPANY OVERVIEW
We are an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. In 2020, we accomplished a number of key objectives that are critical to our continued growth. The industry we operate in is highly competitive from a business and human resource perspective, and thus we use our compensation program to create a competitive advantage. Our Compensation Committee based its actions in 2020 on the performance and accomplishments of the company throughout the year.
2020 Business and Financial Highlights
U.S. Commercial Products
Net Product revenue in 2020 of $83.1 million, which represents a 19% increase as compared to the prior year, was driven by our U.S. FDA approved glaucoma franchise products, Rhopressa® and Rocklatan®. Although there was a decline in total prescription volumes in April 2020, as seen within the entire pharmaceutical market according to IQVIA data primarily due to the impact of the COVID-19 pandemic, our sales volumes have increased each successive quarter in 2020 as compared to the first quarter of 2020 for both Rhopressa® and Rocklatan®.
We have obtained formulary coverage for Rhopressa® and Rocklatan® for the majority of lives covered under commercial plans and Medicare Part D plans. Our commercial team responsible for sales of Rhopressa® and Rocklatan® is targeting eye-care professionals throughout the United States, and with the addition of a contract sales organization and a separate telesales team in 2020, we are able to reach over 16,000 eye-care professionals.
Outside the United States
In Europe, Roclanda® (marketed as Rocklatan® in the United States) was granted a Centralised MA by the EC in January 2021. Roclanda® represents our second EC approved product in Europe as Rhokiinsa® (marketed as Rhopressa® in the United States) was granted a Centralised MA by the EC in late 2019.
Furthermore, we reported positive interim topline 90-day efficacy data in September 2020 for our Phase 3b clinical trial for Roclanda®, named Mercury 3, which we believe is important to the execution of our strategy in Europe, which generated interest from potential collaboration partners.
In Japan, we entered into the Santen Agreement with Santen in October 2020 to advance our clinical development and ultimately commercialize Rhopressa® and Rocklatan® in Japan and eight other countries in Asia. The agreement included an upfront payment to Aerie of $50.0 million, with net cash proceeds after withholding taxes of $45.0 million received in the fourth quarter of 2020. We initiated a Rhopressa® Phase 3 clinical trial in December 2020, the first of three expected Phase 3 clinical trials in Japan. Clinical trials for Rocklatan® have not yet begun.
Glaucoma Product Manufacturing
We have a sterile fill production facility in Athlone, Ireland, for the production of our clinical supplies and our products approved by the U.S. FDA. We received FDA approval for production for commercial distribution to the United States for Rocklatan® in the first quarter of 2020 and Rhopressa® in the third quarter of 2020. Shipments of commercial supply of Rocklatan® and Rhopressa® from the Athlone manufacturing plant to the
19%
INCREASE IN NET REVENUES Rhopressa® and Rocklatan® $83.1 million for the year ended December 31, 2020

Sales Volumes Increased Each Successive Quarter of 2020 Rhopressa® and Rocklatan® in 2020

EC Approval Roclanda® in Europe January 2021

+
Reported Positive Topline Data Roclanda® Mercury 3 Phase 3b clinical trial September 2020

Executed Santen Agreement Rhopressa® and Rocklatan® in Japan, October 2020

Initiated Clinical Trial Rhopressa® in Japan, October 2020

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COMPENSATION DISCUSSION & ANALYSIS

United States commenced in the third quarter and fourth quarter of 2020, respectively. The Athlone manufacturing plant has also manufactured clinical supplies of Rhopressa® for the Phase 3 clinical trials in Japan. We expect that in 2021 the Athlone manufacturing plant will manufacture most of our ongoing needs for Rhopressa® and Rocklatan® in the United States.
Product Candidates and Pipeline
We are developing AR-15512, our product candidate for the treatment of dry eye disease, for which we initiated a large Phase 2b clinical trial in October 2020. Furthermore, we are also developing three sustained-release implants focused on retinal diseases, AR-1105, AR-13503 SR and AR-14034 SR. For AR-1105, we reported topline results of the Phase 2 clinical trial for patients with macular edema due to RVO in July 2020, indicating sustained efficacy of up to six months, an important achievement in validating the potential capabilities of Aerie’s sustained release platform. With respect to future plans for AR-1105, we are currently evaluating next steps regarding advancement into a Phase 3 clinical trial along with commercialization prospects in both Europe and the United States.
For AR-13503 SR, we initiated a first in-human clinical safety study in the third quarter of 2019 for the treatment of wet AMD and DME, which is currently ongoing. We are still evaluating different formulations of this early stage product candidate.
For preclinical AR-14034 SR, we anticipate filing an IND with the FDA in the second half of 2022 to evaluate its potential as a treatment for wet AMD and DME.

FDA Approval at Athlone Plant Rhopressa® and Rocklatan® Production for commercial distribution to the United States

Initiated Clinical Trial AR-15512 TRPM8 agonist for dry eye in the United States October 2020

Long-term Stockholder Return Performance
The following graph illustrates a comparison of the five-year cumulative total stockholder return on our common stock since December 31, 2015 to two indices: the NASDAQ Composite Index and the NASDAQ Biotechnology Index. The graph assumes an initial investment of $100 on December 31, 2015, in our common stock and in each index. It also assumes reinvestment of dividends, if any.

+
Reported Positive Topline Data AR-1105 dexamethasone steroid implant Phase 2 clinical trial in patients with macular edema due to RVO July 2020

New Preclinical Program AR-14034 SR pan-VEGF receptor inhibitor Sustained Release Retinal Implant for treatment of wet AMD and DME in the United States Introduced early 2021

Aerie Pharmaceuticals, Inc.	45	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Key Compensation Actions for 2020
Our Compensation Committee took the following actions related to 2020 executive compensation for our NEOs:

COMPENSATION AREA	HIGHLIGHTS

Cash Compensation
•Approved base salary increases of 3-6% for our NEOs, recognizing individual performance and contributions as well as considering market positioning

•Maintained 2020 bonus targets (expressed as a percent of base salary) at the same level as 2019

•Approved a corporate achievement for 2020 bonuses of 93.6% based on incentive goals and weightings previously approved by the Committee that were established from our budget and strategic plan for the fiscal year; bonus payouts averaged at 94.2% for the NEOs after adjusting for individual performance

Equity Compensation
•Granted annual equity awards to our NEOs in February 2020 consisting of stock options and restricted stock awards with 4-year ratable vesting (no change to grant schedule or equity design)

•The value of the 2020 annual equity grants were significantly lower than the prior year’s grants, as further explained below in the section entitled “Fiscal 2020 Compensation Program in Detail - Long Term Equity Incentive Compensation”

Process / Governance	•Engaged ClearBridge Compensation Group in Q2 2020 as the Compensation Committee’s independent advisor on compensation matters
Key Compensation Actions for 2021
In addition to the key compensation actions for 2020, the Compensation Committee also took the following actions as it relates to 2021 compensation for our NEOs:

COMPENSATION AREA	HIGHLIGHTS

Peer Group	•In Q3 2020, adopted a new peer group that is more closely aligned with our company size to inform compensation decisions

Cash Compensation	•Approved base salary increases for our NEOs approximating 2% •Maintained 2020 NEO annual bonus target percentages for 2021 •Approved corporate incentive goals and weightings for the 2021 annual bonus

Equity Compensation
•Approved 2021 equity incentive awards that reflected competitive market data and performance during 2020, with the value of such awards being significantly lower as compared to the previous year’s grants (in a manner similar to the approach utilized for 2020 grants)

Aerie Pharmaceuticals, Inc.	46	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
2020 CEO Pay vs. Stock Price Performance
The decline in target value for our 2020 equity incentive awards is in line with the Company’s strong history of linking pay with performance. Our overall strategy is based on a long-term view of Company performance and strategic execution. Over the last three years, total compensation levels for the CEO have been commensurate with stock price performance, as shown below. All values in the chart are the same as the values in the corresponding Summary Compensation Table column for each year.

Any decline in stock price also impacts the actual current value of past equity awards that executives are still holding. The table below shows the grant date fair value of the CEO’s last three annual equity incentive awards, compared to their year-end value at December 31, 2020.

(1) Grant date fair value reflects the total grant date fair value for each type of award as disclosed in the grants of plan-based awards table for the corresponding year

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COMPENSATION DISCUSSION & ANALYSIS
(2) Year-end value reflects the “in-the-money” value of stock option awards, and the total value of granted stock awards, based on the December 31, 2020 closing price of the Company’s stock, which was $13.51.
Key Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in key governance practices. See below for key components of our executive compensation program:

✓ WHAT WE DO	✓	Align annual incentive pay and performance by linking annual bonuses to the achievement of performance goals tied to Company financial and strategic objectives
	✓	Cap payouts for annual bonus
	✓	Require significant stock ownership by our executives and directors through our stock ownership guidelines
	✓	Maintain a claw back policy covering incentive compensation
	✓	Consult an independent compensation consultant
	✓	Evaluate the risk profile of our pay program
	✓	Conduct an annual pay review
	✓	Engage directly with our largest stockholders on a regular basis to solicit feedback
	✓	Grant equity awards with “double-trigger” vesting upon a change in control
	✓	Appoint a Compensation Committee comprised solely of independent directors
	✓	Have a majority of executive compensation at-risk

W WHAT WE DON’T DO	X	Provide gross-ups on excise taxes
	X	Guarantee salary increases, bonuses, or grants of equity compensation
	X	Provide executive perquisites
	X	Provide pension plans or other post-employment benefit plans
	X	Offer severance multipliers in excess of 2x base salary and bonus
	X	Implement compensation or incentives that encourage unnecessary or excessive risk taking
	X	Allow for hedging or unauthorized pledging of Company stock
	X	Reprice stock options without stockholder approval

Aerie Pharmaceuticals, Inc.	48	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
“Say-on-Pay” Vote
Although we believe strongly that our executive pay program adheres to market best practices and reflects our pay-for-performance strategy, we recognize that this vote presents another opportunity for us to further engage with our stockholders on important matters. We communicate with our stockholders regularly and share feedback we receive with our Board of Directors to ensure our practices align with our stockholders’ interests. Our Chief Financial Officer and our Chief Executive Officer lead our engagement efforts with stockholders, including regular stockholder engagement through our quarterly earnings calls, company presentations, investor conferences and other investor meetings where investors have an opportunity to discuss incentive compensation matters, among other topics.
For the advisory say-on-pay vote at our 2020 Annual Meeting of Stockholders, approximately 95% of the votes were in favor of the proposal related to compensation practices for 2019. While this was a positive assessment of our executive compensation program, the Compensation Committee will continue our dialogue with key stockholders and will continue to consider all feedback, including the results of this say-on-pay vote, as we administer the fiscal 2021 executive compensation program and plan for fiscal year 2022.
DETERMINING EXECUTIVE COMPENSATION
Executive Compensation Philosophy and Objectives
Our compensation philosophy is to pay for performance. We believe firmly that our executives’ interests should be aligned with our stockholders’ interests. To accomplish this we:
•provide a majority of compensation in the form of long-term incentives that tie our executives’ compensation directly to the performance of our stock and increased company value over time; and
•structure our program so that the ultimate amount of compensation earned by our NEOs through paid bonuses and the intrinsic value of equity grants reflects overall business and individual performance.
In so doing, we feel we provide competitive compensation opportunities that further our goals of attracting, motivating and retaining talented executives and that align with our overall business model and emphasize a long-term view of Company performance and strategic execution.
When setting pay opportunities, our Compensation Committee reviews competitive market ranges for base salary, target bonus and long-term incentives. All cash compensation, including merit increases and bonuses, and equity awards are determined based on both corporate goal performance and individual performance. Additionally, while our overall philosophy applies generally to all NEOs, we recognize at times the need to differentiate the NEOs on an individual basis to reflect additional considerations such as tenure, experience, past and expected contribution and criticality to the Company. As such, the actual value and relative composition of an annual award may vary by individual or on a year-to-year basis.
Our Decision-Making Process
We adhere to a set of guiding principles as we make pay determinations each year:

•Maintain a pay-for-performance culture •Foster long-term alignment with stockholders •Preserve a low risk profile •Reflect internal equity considerations
•Emphasize variable performance-based compensation
•Directly tie pay outcomes to value creation and support individual retention through annual equity awards
•Utilize key governance best practices
•Consider individual factors when making award determinations

Aerie Pharmaceuticals, Inc.	49	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Role of the Compensation Committee
The Compensation Committee of our Board is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to the following:

Approving target pay opportunities for our NEOs on an annual basis by evaluating Company and individual performance. Specifically, the Compensation Committee evaluates:
•each executive officer’s role and responsibilities, and performance in that role;
•each executive officer’s compensation history (including their total equity compensation profile);
•key historical Company performance metrics and forward-looking projections; and
•compensation practices of the companies in our peer group and, when appropriate, broader market data.

Approving grants of equity awards under our stock incentive plans
Designing the annual bonus program each year and approving payouts based on Company and individual performance
Reviewing and approving any compensation-related agreements
Reviewing whether our compensation program encourages excessive risk-taking
Reviewing non-executive director compensation
The Compensation Committee meets regularly throughout the year to monitor our progress. The formal written Compensation Committee charter is available on our website.
Role of our CEO
Our Chief Executive Officer informs our Compensation Committee on the individual performance and contributions of each of the other NEOs, and annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards. The Compensation Committee reviews and takes into account such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs.
Role of our Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. At the beginning of the 2020 fiscal year, Pearl Meyer was serving as the Compensation Committee’s independent compensation advisor. In the second quarter of the 2020 fiscal year, the Compensation Committee engaged ClearBridge as its independent compensation advisor for the remainder of the fiscal year ended December 31, 2020. ClearBridge conducted various market studies and advised the Compensation Committee on general executive compensation matters to assist the Compensation Committee in fulfilling its duties.
As was the case with Pearl Meyer, ClearBridge reports directly to the Compensation Committee, participates in meetings, communicates with the Committee Chair between meetings as necessary and works with management at the direction of the Compensation Committee.
The Compensation Committee reviewed ClearBridge’s independence and concluded that it is an independent and conflict-free advisor to the Company pursuant to standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act and NASDAQ’s independence standards.
Use of Peer Group and Market Data
In the third quarter of fiscal year 2019, the Compensation Committee approved the peer group that would be used to determine 2020 pay opportunity levels for the NEOs (our “2019 peer group”). For 2020, we referenced the 2019 peer group in our annual executive compensation benchmarking assessment, reviewing market employment arrangement practices, evaluating our

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COMPENSATION DISCUSSION & ANALYSIS
aggregate equity usage and dilution and reviewing non-executive director compensation. In developing the 2019 peer group we balanced removing companies that were no longer appropriate peer companies (e.g., due to mergers and acquisitions activity) with minimizing year-over-year turnover within the group to provide consistency in the data. The primary screening characteristics for evaluation included utilizing companies that are:
•Biotechnology, pharmaceutical or medical device companies that focus on ophthalmology;
•Publicly-traded on a major U.S. exchange;
•Commercial stage companies; and
•With a target market capitalization of approximately $3 billion.
The companies included in our 2019 peer group are presented in the table below. Aerie’s revenue and market capitalization was positioned below the 25th percentile of this group of companies.
2019 Peer Group

ACADIA Pharmaceuticals Inc.	Intercept Pharmaceuticals, Inc.
Agios Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Neurocrine Biosciences, Inc.
Clovis Oncology, Inc.	Omeros Corporation
Coherus BioScience, Inc.	Portola Pharmaceuticals, Inc.
Corcept Therapeutics Incorporated	Radius Health, Inc.
Glaukos Corporation	Ultragenyx Pharmaceutical Inc.
Insmed Incorporated

In the third quarter of fiscal year 2020, the Compensation Committee, with the assistance of ClearBridge, determined to take a holistic review of the peer group and developed a new peer group that aligns with Aerie’s current revenue and market capitalization to be used as context for 2021 pay decisions (the “2020 peer group”). See below for screening criteria utilized by ClearBridge, the resulting 2020 peer group and Aerie’s size positioning versus the 2020 peer group.

Company Details: •U.S. based •Publicly traded on a major U.S. exchange	¢	Industry: •Primarily Biotechnology and Pharmaceuticals	¢	Company Size: Revenue: •Approximately 1/2x to 2x of Aerie’s •Positive Estimated Revenue Growth	Market Cap: •Approximately 1/3x to 3x of Aerie’s

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COMPENSATION DISCUSSION & ANALYSIS
2020 Peer Group

Anika Therapeutics, Inc.	Karyopharm Therapeutics Inc.
Athenex, Inc.	MacroGenics, Inc.
BioDelivery Sciences International	MannKind Corporation
Catalyst Pharmaceuticals, Inc.	Pfenex Inc. (1)
Clovis Oncology, Inc.	Rigel Pharmaceuticals, Inc.
Dynavax Technologies Corp	TherapeuticsMD, Inc.
Flexion Therapeutics, Inc.	Theravance Biopharma, Inc.
Heron Therapeutics, Inc.	Vericel Corporation
Intersect ENT, Inc.	Xencor, Inc.

(1) Acquired by Ligand Pharmaceuticals Inc. on October 1, 2020.
Note: Reflects the last four quarters of revenue and market capitalization as of June 30, 2020.

Aerie Pharmaceuticals, Inc.	52	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Principal Elements of Executive Compensation
Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

ELEMENT	DESCRIPTION	FORM	PERFORMANCE PERIOD	PERFORMANCE MEASURES	PAYOUT

Base Salary	Fixed amount to attract and retain top talent	Cash	—	—	—
Annual Cash Bonus	At-risk variable incentive compensation used to reward strong Company and individual performance against critical annual goals	Cash	1 Year 1/1/2020 - 12/31/2020	Net Revenue, Net Income After Taxes, Ending Cash Balance & Strategic Goals	0% - 200%
Long-Term Incentive Awards	At-risk variable incentive compensation with value tied to stock price growth that promotes performance, supports retention and creates stockholder alignment	Stock Options	4-Year Ratable Vesting (Monthly) & 10-Year Term	Absolute Stock Price Appreciation	—
		Restricted Stock Awards	4-Year Ratable Vesting (Annually)	—	—
2020 Fiscal Year Target Annual Compensation Opportunities Mix
As described below, our compensation program is designed with significant at-risk components. In 2020, a substantial majority of our NEOs’ target compensation opportunities was at-risk, and a majority of compensation was delivered through long-term incentive awards. The following charts show the mix of fixed and at-risk target compensation for our CEO and our other NEOs on average.

(1) Percentages attributed to restricted stock and stock options are based on grant date fair value of awards granted in 2020.
(2) Excludes total compensation for Dr. Hollander. Due to his start date of November 2019, at which time he received sign-on incentives in accordance with his Employment Agreement, he did not receive long-term incentive awards in 2020.

Aerie Pharmaceuticals, Inc.	53	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
2020 Fiscal Year Incentive Design
Our annual cash bonus and long-term incentive awards are designed to be at-risk variable incentive compensation that support our pay-for-performance philosophy. The following charts illustrate the design of our annual cash bonus and long-term incentive awards.

*Measured on an option-equivalent basis using a 3.0 stock option to 1.0 restricted stock conversion ratio
Fiscal 2020 Compensation Program in Detail
Base Salaries
We set base salaries that are competitive in the marketplace and reflect each individual’s duties, responsibilities, experience and performance. Base salaries are reviewed annually and adjusted periodically to take into account inflation, market movement, promotions, increased responsibility and performance. We do not provide for automatic salary increases.

The Compensation Committee established the base salaries for the NEOs in fiscal 2020 as follows, as compared to fiscal year 2019:

	Base Salary at	Base Salary at	Percent
EXECUTIVE	December 31, 2019	December 31, 2020	Increase

Vicente Anido, Jr., Ph.D.	$772,500	$795,675	3.0%
Richard J. Rubino	$463,000	$476,890	3.0%
Thomas A. Mitro	$473,800	$501,000	5.7%
Casey C. Kopczynski, Ph.D.	$435,000	$448,050	3.0%
John W. LaRocca, Esq.	$430,000	$442,900	3.0%
David A. Hollander, M.D., M.B.A.	$430,000	$450,000	4.7%

Aerie Pharmaceuticals, Inc.	54	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Annual Bonus (Non-Equity Incentive Compensation)
At the beginning of each fiscal year, the Compensation Committee establishes a non-equity incentive compensation plan that is tied to critical short-term business goals. Our annual bonus program is an important incentive tool used to motivate achievement of our short-term goals for the forthcoming fiscal year. Each NEO participates in the plan and has a target bonus opportunity amount that is stated as a percentage of base salary. Participants can earn between 0% and 200% of their targeted payout level based upon actual Company and individual performance as reviewed and assessed by the Compensation Committee.
Bonus payouts are made in cash and paid in arrears on an annual basis if the performance goals are met, or at the Board’s discretion after taking into account various subjective factors, including individual performance and execution on our long-term plans. We do not provide for guaranteed bonus payouts.
Initially, prior to the Board exercising its discretion to modify an award payout, annual bonus awards are calculated based on Company performance as follows:

Base Salary	x	Individual Target Award %	x	Net Revenue (40% Weight)	+	Net Income After Taxes (5% Weight)	+	Ending Cash Balance (5% Weight)	+	Strategic Measures (50% Weight)	=	Annual Bonus (prior to adjustment for individual performance, etc.)
Target Bonus Opportunity				Company Performance

For 2020, our Compensation Committee set the following target bonus opportunities as a percentage of base salary for each NEO, which percentages were unchanged from the prior year’s target:

EXECUTIVE	TARGET BONUS OPPORTUNITY AS PERCENTAGE OF BASE SALARY AS OF DECEMBER 31, 2020	TARGET BONUS OPPORTUNITY IN DOLLARS

Vicente Anido, Jr., Ph.D.	70%	$556,973
Richard J. Rubino	50%	$238,445
Thomas A. Mitro	50%	$250,500
Casey C. Kopczynski, Ph.D.	50%	$224,025
John W. LaRocca, Esq.	50%	$221,450
David A. Hollander, M.D., M.B.A.(1)	50%	$220,958
(1) Dr. Hollander’s target bonus was prorated to reflect a mid-year increase in base salary.
Our Compensation Committee established five core goals to assess short-term Company performance in 2020 (the “Core Goals”), which span across a balance of meaningful financial and non-financial categories. As a recently commercial pharmaceutical company, we focused on goals that are important to our investors and stockholders. Our financial goals were to achieve an aggressive net revenue goal, as well as to achieve our net income after taxes, ending cash balance and our strategic goals. Strategic goals for 2020 were related to specific pipeline, globalization and manufacturing considerations, as outlined further below. We believe these goals were set at appropriately aggressive levels that were neither certain to be met, nor unachievable at the onset of the year. Although we may use different financial performance measures in the future, the Compensation Committee believes that net revenue, net income after taxes and ending cash balance were the most meaningful financial measures to assess the Company’s performance in 2020. Our non-financial goals reflect prospective opportunities that we believe can drive future stockholder value.

Aerie Pharmaceuticals, Inc.	55	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
At the conclusion of the year, our Compensation Committee reviewed the Company’s success against its annual goals. The Compensation Committee’s assessment of our performance against our goals is as follows:

CORE GOALS	WEIGHTING	ACHIEVEMENT

1. Achieve 2020 budgeted net revenue of $108 million, net income after tax of ($182) million and ending cash balance of $191 million (partially met based on $83.1 million net revenue, ($178.1) million net income after tax, and $195.4 million ending cash balance)	50%	43.6%
2. Pipeline (met)	20%	20%
• Report topline data from AR-1105 Phase 2 study
• Completion of enrollment in AR-13503 Phase 1b Stage 1 study
• First patient dosed in P2 for AVX-012
3. Globalization (met)	15%	15%
• Completion of Japan partnering agreement
• Report topline data from Mercury 3 study in Europe
• EMA approval of Roclanda®
4. Manufacturing (met)	15%	15%
• Ireland Plant commercial production of Rocklatan® and Rhopressa®
• PRINT implant semi auto-load operational
Total	100%	93.6%
Overall, the Compensation Committee strives to set objective, measurable goals for the bonus plan each year, but like many recently commercial biotechnology or pharmaceutical companies, recognizes that the dynamic nature of drug development and approval requires some subjectivity and qualitative assessment to arrive at the final bonus funding. That qualitative assessment can manifest itself in partial achievement for a goal that is substantially met but not completely met for a particular reason, or reduction in the achievement level if the goal is met but there were suboptimal aspects of the achievement. Based on the Core Goals performance described above, the Compensation Committee determined the corporate goals were achieved at 93.6% of target for NEOs.
In addition to the achievement of the Core Goals, adjustments to individual incentive payouts may be made below or above target achievement based on the Compensation Committee’s assessment of individual performance that may be outside of the Core Goals. Ultimately, the Compensation Committee’s objective is to arrive at bonus payouts that reflect both performance against the set of Core Goals articulated at the onset of the year, as well as an overall evaluation of the Company’s performance and individual performance in that given year. For 2020, the CEO’s annual incentive was awarded in line with the corporate funding factor for the Core Goals. Drs. Kopczynski and Hollander and Mr. LaRocca were also awarded bonuses that were in line with the corporate funding factor. Mr. Rubino’s bonus was adjusted upward to 96.0%, reflecting his successful efforts related to cash management and business development activities. Mr. Mitro’s bonus was adjusted upward to 95.0%, reflecting his significant efforts in successfully driving the commercial business and re-negotiating with wholesalers and managed care organizations.

Aerie Pharmaceuticals, Inc.	56	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Bonus payouts for our NEOs in respect of performance for fiscal year 2020 were as follows:

EXECUTIVE	2020 TARGET BONUS OPPORTUNITY IN DOLLARS	2020 ACTUAL BONUS PAYOUT	PAYOUT PERCENTAGE OF TARGET

Vicente Anido, Jr., Ph.D.	$556,973	$521,326	93.6%
Richard J. Rubino	$238,445	$229,000	96.0%
Thomas A. Mitro	$250,500	$238,000	95.0%
Casey C. Kopczynski, Ph.D.	$224,025	$209,690	93.6%
John W. LaRocca, Esq.	$221,450	$207,300	93.6%
David A. Hollander, M.D., M.B.A.(1)	$220,958	$206,850	93.6%
(1) Dr. Hollander’s target bonus was prorated to reflect a mid-year increase in base salary.
Long-Term Equity Incentive Compensation
The Compensation Committee approves the grant of equity awards under our stock incentive plans to our NEOs. Our stock incentive plans afford the Compensation Committee flexibility to determine the specific award types and parameters that it believes are in the best long-term interests of the Company. We believe that long-term incentive awards provide the strongest alignment with stockholder interests and as such have a general philosophy of emphasizing long-term incentives as part of our total compensation program. Further, we believe that properly structured awards are a valuable motivating incentive and strong retention tool.
The terms of our equity awards generally provide time-based vesting provisions that require the recipient remain an employee of the Company to obtain such awards on the vesting date(s), and in certain instances are also subject to the achievement of performance-based goals. Time-vested equity awards are subject to double-trigger acceleration upon a change in control of the Company, whereby outstanding awards are only subject to accelerated vesting or other enhanced vesting in the event that there is a change in control event and the executive is terminated without “Cause” or for “Good Reason” within twelve months following the change in control event.
We do not provide for automatic awarding of equity awards. Grants are typically made by the Compensation Committee to the NEOs on an annual basis after considering factors such as Company and individual performance, current equity ownership by the individual, our total equity usage and dilution and our available share pool. From time-to-time, we may grant equity awards to our NEOs outside of our annual grant cadence when the Committee believes it is in the best interests of the Company, reflects Company performance and further aligns the interests of our NEOs with those of our stockholders.
Our primary approach for sizing equity awards is to consider the award as a percentage of shares outstanding. Since public reporting requirements stipulate disclosures of equity awards as a grant date fair value, our Compensation Committee evaluates the implied grant date fair value of these awards as another parameter. We believe that our approach is best for the Company as it allows us to better manage our equity pool, but recognize that it can lead to sizable year-to-year swings in the grant date fair value of awards to any particular NEO. Our Compensation Committee continues to evaluate this process.
2020 Equity Awards
In February 2020, the Compensation Committee approved equity awards to our NEOs following a review of competitive market data and Company and individual performance. Our approach to these annual awards was to provide a mix of 60% stock options and 40% restricted stock awards (when measured on an option-equivalent basis using a 3.0 stock option to 1.0 restricted stock conversion ratio), as follows:

Aerie Pharmaceuticals, Inc.	57	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
•Time-vested stock options, which vest in 48 equal installments on each of the first 48 monthly anniversaries of the grant date (four years cumulative).
•Time-vested restricted stock, which vest in four equal installments on each of the first four anniversaries of the grant date (four years cumulative).
The structure of the grants was the same as the annual grants provided in 2019, but the value of the grants was substantially lower reflecting stock price performance, given our approach of sizing equity awards as a percentage of shares outstanding rather than as a grant value. Consistent with last year, the Compensation Committee considered whether to award grants that vest on the basis of achieving performance targets as part of the Company’s annual long term incentive program and ultimately determined not to implement this type of award at this time. This decision was underpinned by the following:
•Setting multi-year financial goals would be very challenging given the Company’s early stage in product launches and current drug development timeline;
•The goals that would be used for purposes of these awards were captured in the Core Goals in the Annual Bonus plan;
•Performance-vested awards are not the predominant market practice in development-stage and recently-commercial biotechnology and pharmaceutical companies (a majority of our peers do not make use of this type of award); and
•The Compensation Committee believes time-vested stock options and restricted stock achieve its desired goals of performance-orientation, stockholder alignment and retention.
Equity awards made to our NEOs(1) in 2020 were as follows:

EXECUTIVE	GRANT DATE	# OF TIME-VESTED STOCK OPTIONS	# OF TIME-VESTED RESTRICTED STOCK AWARDS

Vicente Anido, Jr., Ph.D.	2/6/2020	125,000	28,000
Richard J. Rubino	2/6/2020	52,000	11,750
Thomas A. Mitro	2/6/2020	62,500	14,000
Casey C. Kopczynski, Ph.D.	2/6/2020	45,000	10,000
John W. LaRocca, Esq.	2/6/2020	15,500	3,500
David A. Hollander, M.D., M.B.A.(1)	—	—	—
(1) Dr. Hollander did not receive long-term incentive awards in 2020 due to his start date of November 2019, at which time he received sign-on incentives of 110,000 shares of time-vested stock options and 25,000 shares of time-vested restricted stock awards in accordance with his Employment Agreement.
Vesting of Prior Performance-Vested Equity Awards
In 2017, our Compensation Committee granted performance-vested awards to certain of our NEOs. We designed the awards to provide the ultimate alignment of our NEOs’ incentives with stockholder interests, in that the payout of the awards were contingent upon the approval and commercial launch of the Company’s FDA approved products, Rhopressa® and Rocklatan®, respectively. As the performance and service conditions were satisfied, the final portion of performance awards fully vested during the fiscal year 2020.

Aerie Pharmaceuticals, Inc.	58	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
2021 Equity Awards
In the first quarter of 2021, the Compensation Committee approved the annual equity grants for our NEOs. The structure of the grants was the same as the annual grants provided in 2020, but as was the case for 2020 grants, the value of the 2021 grants was lower than the prior year’s grants reflecting stock price performance over the course of 2020. The Compensation Committee strongly believes in a pay for performance philosophy, as demonstrated through our prior compensation decisions (for example, performance-based bonus payouts and long-term incentive grant amount approach), and has continued to evaluate the use of performance-vested equity awards. Given the current market environment and challenges in setting long-term goals, the Compensation Committee has determined not to adopt performance-vested equity for fiscal 2021 at this time and believes that through the use of stock options and restricted stock, management continues to be fully aligned with stockholder interests, with the ultimate value of the awards delivered subject to company stock price performance. Below is a summary comparing the fair value of equity grants made in 2020 at the time of grant against the fair value of the equity grants made in 2021 at the time of grant.

EXECUTIVE	FAIR VALUE OF 2020 EQUITY INCENTIVE AWARDS	FAIR VALUE OF 2021 EQUITY INCENTIVE AWARDS	% CHANGE

Vicente Anido, Jr., Ph.D.	$2,303,088	$1,952,112	(15)%
Richard J. Rubino	$960,359	$818,473	(15)%
Thomas A. Mitro	$1,151,709	$976,071	(15)%
Casey C. Kopczynski, Ph.D.	$827,633	$777,540	(6)%
John W. LaRocca, Esq.(1)	$286,217	$777,671	*
David A. Hollander, M.D., M.B.A.(2)	$—	$777,410	—
(1) Award granted in February 2020 took into account August 2019 grant with a fair value of $752,207 made to Mr. LaRocca at the same time as other employees of the Company (not including the NEOs). Mr. LaRocca’s 2021 grant reflects the value of a full year’s award, similar to the other NEOs.
(2) Dr. Hollander did not receive long-term incentive awards in 2020 due to his start date of November 2019, at which time he received sign-on equity incentives with a fair value of $1,848,235 in accordance with his Employment Agreement.
* Percentage not meaningful.
Benefits
Our executives receive the Company’s standard employee benefits package, including health and disability insurance paid by the Company and are eligible to participate in the Company’s 401(k) plan, in each case, on the same basis as other employees.
Perquisites
We did not provide our NEOs with any perquisites during the fiscal year ended December 31, 2020.
Pension Benefits
Other than the Company’s 401(k) plan, we did not maintain any plan for our NEOs providing for payments or other benefits at, following, or in connection with, retirement during the fiscal year ended December 31, 2020.

Aerie Pharmaceuticals, Inc.	59	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for our NEOs for the fiscal year ended December 31, 2020.
Stock Ownership Guidelines
In 2019, we adopted stock ownership guidelines for our Board and our executive officers. The purpose of these guidelines is to encourage meaningful ownership of our Company, and ensure that there is significant alignment between the interests of our executives, our Board of Directors and our stockholders. Under the policy the following ownership levels, expressed as a multiple of base salary or annual base retainer, must be met and maintained:

POSITION	GUIDELINE

Chief Executive Officer	3x Annual Base Salary
Other Executive Officers	1x Annual Base Salary
Directors	3x Annual Base Retainer
Participants are expected to be in compliance with the guideline levels of ownership within five years of becoming subject to the policy. For the purposes of determining compliance, only the value of the shares owned outright, held in our equity incentive plans, or held in trust for the sole benefit of the participant will be counted. If a participant is not in compliance with the guidelines, the Compensation Committee may, among other remedies, require the participant to receive shares of the Company in lieu of earned cash, or enact other policies, based on relevant facts and circumstances.
Claw backs
In 2019, we adopted a “claw back” policy, which allows us to recoup incentive compensation paid to individual NEOs in the event that there is a material restatement of financial results due to fraud or intentional misconduct of such NEO.
Policy on Hedging, Pledging and Other Transactions
Our insider trading policy prohibits all members of the Board of Directors, employees, including executive officers, and our contractual workers from engaging in hedging or monetization transactions related to Company securities, including using financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Further, employees, members of the Board of Directors and contractual workers may not pledge Aerie stock as security for a loan without the prior written consent of the Chief Financial Officer or the General Counsel.
Employment Agreements with our Named Executive Officers
We believe that providing our NEOs market-competitive security protections in the event of certain termination scenarios serves as an important retention tool and ensures that our NEOs remain dedicated, motivated and focused on achieving the best results for our stockholders. To that end, we have entered into employment agreements with each of our NEOs (the “NEO Employment Agreements”). These agreements provide certain benefits upon termination of employment that we believe reinforce our pay-for-performance philosophy and reflect best governance practices.

The NEO Employment Agreements generally provide for base salary, a target annual bonus opportunity, certain employee benefits, severance upon qualifying terminations of employment (including in connection with a Change in Control as defined in the Company’s Amended and Restated 2013 Omnibus Incentive Plan) and restrictive covenants during employment and for specified periods following termination of employment. The general terms of the NEO Employment Agreements are described in more detail

Aerie Pharmaceuticals, Inc.	60	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
in the narrative disclosures following the Grants of Plan-Based Awards table of this Proxy Statement and the terms of the NEO Employment Agreements relating to the termination of an NEO’s employment, including in connection with a Change in Control, are described in more detail in the section titled “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.
Tax and Accounting Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Under Section 162(m) of the Code, as amended (“Section 162(m)”), the Company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to, generally, the named executive officers, unless the compensation amounts are grandfathered under transition rules that apply to the amended Section 162(m). While the Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for its named executive officers, it may approve compensation arrangements that will not be tax-deductible.
Compensation Risk Assessment
Our management and the Compensation Committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following policies and practices that serve to mitigate risk:
•High level of executive equity ownership to prevent short-term risk taking;
•Long-term incentive grants with multi-year vesting;
•Stock ownership requirements;
•Incentive claw back policy;
•Balance between goals and objectives of short- and long-term incentive compensation plans;
•Proper administrative and oversight controls; and
•Key compensation governance attributes, as discussed above.
Compensation Committee Report
We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Aerie Pharmaceuticals, Inc. Compensation Committee

Benjamin F. McGraw, III, Pharm.D., Chair
Gerald D. Cagle, Ph.D.
Richard Croarkin
Peter J. McDonnell, M.D.

Aerie Pharmaceuticals, Inc.	61	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table for 2020
The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2020, 2019 and 2018.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Vicente Anido, Jr., Ph.D.	2020	795,675	521,326	593,040	1,710,048	—	3,620,089
Chief Executive Officer and Chairman of the Board	2019	772,500	362,303	1,094,538	3,300,325	—	5,529,666
	2018	750,000	409,500	1,360,866	4,254,360	—	6,774,726
Richard J. Rubino	2020	476,890	229,000	248,865	711,494	11,922	1,678,171
Chief Financial Officer, Secretary and Treasurer	2019	463,000	145,799	459,428	1,385,604	11,575	2,465,406
	2018	450,000	175,500	571,218	1,785,832	5,625	2,988,175
Thomas A. Mitro	2020	501,000	238,000	296,520	855,189	8,683	1,899,392
President and Chief Operating Officer	2019	473,800	103,000	550,348	1,659,848	5,980	2,792,976
	2018	460,000	161,000	684,262	2,139,054	—	3,444,316
Casey C. Kopczynski, Ph.D.	2020	448,050	209,690	211,800	615,833	7,841	1,493,214
Chief Scientific Officer	2019	435,000	139,896	344,560	1,038,845	7,613	1,965,914
	2018	415,000	161,850	428,400	1,339,321	1,183	2,345,754
John W. LaRocca, Esq.	2020	442,900	207,300	74,130	212,087	8,663	945,080
General Counsel and Assistant Secretary	2019	430,000	136,848	493,250	1,454,807	9,454	2,524,359
	2018	361,141	153,700	975,600	2,677,383	6,225	4,174,049
David A. Hollander, M.D., M.B.A.(5)	2020	441,917	206,850	—	—	—	648,767
Chief Research and Development Officer	2019	61,894	185,000	476,250	1,371,985	—	2,095,129

(1)Represents bonuses payable in accordance with the employment agreement of each respective NEO, as further described below in the section entitled “NEO Employment Agreements.”
(2)Amounts reflected in this column represent the grant date fair value of restricted stock awards. The grant date fair value is measured based on the closing price of our common stock on the date of grant in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718: Compensation—Stock Compensation (“ASC 718”). The valuation methodology and assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021.
(3)Amounts reflected in this column represent the grant date fair value of options to purchase common stock, computed in accordance with ASC 718. The valuation methodology and assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021.
(4)Amounts reflected in this column represent matching contributions under the Company’s 401(k) retirement plan paid during the fiscal year.
(5)Amounts reflected in the “Salary” and “Non-Equity Incentive Plan Compensation” columns reflect Dr. Hollander’s 2020 mid-year salary increase. Further, Dr. Hollander did not receive long-term incentive awards in 2020 due to his start date of November 2019, at which time he received sign-on incentives in accordance with his Employment Agreement.

Aerie Pharmaceuticals, Inc.	62	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Grants of Plan-Based Awards in 2020
The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2020.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OF UNITS(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Shares)(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS($)(5)

NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Vicente Anido, Jr., Ph.D.
Performance Bonus	—	—	556,973	1,113,946	—	—	—	—
Stock Option Award	2/6/2020	—	—	—	—	125,000	21.18	1,710,048
Restricted Stock Award	2/6/2020	—	—	—	28,000	—	—	593,040
Richard J. Rubino
Performance Bonus	—	—	238,445	476,890	—	—	—	—
Stock Option Award	2/6/2020	—	—	—	—	52,000	21.18	711,494
Restricted Stock Award	2/6/2020	—	—	—	11,750	—	—	248,865
Thomas A. Mitro
Performance Bonus	—	—	250,500	501,000	—	—	—	—
Stock Option Award	2/6/2020	—	—	—	—	62,500	21.18	855,189
Restricted Stock Award	2/6/2020	—	—	—	14,000	—	—	296,520
Casey C. Kopczynski, Ph.D.
Performance Bonus	—	—	224,025	448,050	—	—	—	—
Stock Option Award	2/6/2020	—	—	—	—	45,000	21.18	615,833
Restricted Stock Award	2/6/2020	—	—	—	10,000	—	—	211,800
John W. LaRocca, Esq.
Performance Bonus	—	—	221,450	442,900	—	—	—	—
Stock Option Award	2/6/2020	—	—	—	—	15,500	21.18	212,087
Restricted Stock Award	2/6/2020	—	—	—	3,500	—	—	74,130
David A. Hollander, M.D., M.B.A.(6)
Performance Bonus	—	—	220,958	441,916	—	—	—	—
(1)The dollar amounts set forth in the target column are calculated in accordance with the employee agreement of the respective NEO, as further described below in the section entitled “NEO Employment Agreements.”
(2)Represents a grant of restricted stock awards for all our NEOs granted under the Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan (the “Amended and Restated Equity Plan”). All restricted stock awards vest in equal annual installments over a four-year period from the grant date of February 6, 2020, such that the shares of restricted stock will be fully vested on February 6, 2024.
(3)Represents stock option awards granted under the Amended and Restated Equity Plan. All stock option awards have a four-year vesting schedule, vesting equally over 48 months from the grant date of February 6, 2020, such that the option will be fully vested on February 6, 2024. All stock option awards have a 10-year term.
(4)The exercise prices reflect the closing price of our stock on the grant date.
(5)Amounts reflected in this column represent the grant date fair value of stock awards and option awards computed in accordance with ASC 718. The valuation methodology and assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021.
(6)Dr. Hollander did not receive long-term incentive awards in 2020 due to his start date of November 2019, at which time he received sign-on incentives in accordance with his Employment Agreement.

Aerie Pharmaceuticals, Inc.	63	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
NEO Employment Agreements
We have entered into employment agreements with each of our NEOs and believe these agreements have helped create stability for our management team. These agreements provide for the basic terms of their employment, as described below. In addition, each agreement provides for severance upon certain qualifying terminations as described below in the section “—Potential Payments upon Termination or Change-in-Control.”
Chief Executive Officer (Vicente Anido, Jr., Ph.D.)
On July 25, 2017, we entered into an amended and restated employment agreement with Dr. Anido which provides for the following material terms:
•an initial term expired on July 25, 2020, with automatic extensions for successive one (1) year periods thereafter, unless either party provides written notice of non-renewal at least 180 days prior to the end of the then applicable term; and
•payment of base salary ($795,675 per annum as of February 6, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 70%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Dr. Anido’s compensation package, on February 4, 2021, our Board approved an increase in Dr. Anido’s base salary to $811,589 while keeping his target annual bonus percentage consistent with the percentage set for 2020. Dr. Anido’s base salary may be increased annually at the discretion of the Board and may be decreased only in connection with an overall reduction in executive officer salaries.
Chief Financial Officer (Richard J. Rubino)
On March 6, 2017, we entered into an amendment to the amended and restated employment agreement with Mr. Rubino, effective as of December 18, 2013 which collectively provides for the following material terms:
•Mr. Rubino will continue to serve as our Chief Financial Officer for successive one (1) year periods which will renew automatically on December 18th of each year unless either party provides 90 days’ notice of non-renewal; and
•payment of base salary ($476,890 per annum as of February 6, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 50%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Mr. Rubino’s compensation package, on February 4, 2021, our Board approved an increase in Mr. Rubino’s base salary to $486,430 while keeping his target annual bonus percentage consistent with the percentage set for 2020. Mr. Rubino’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
President and Chief Operating Officer (Thomas A. Mitro)
On March 6, 2017, we entered into an amendment to the amended and restated employment agreement with Mr. Mitro, effective as of December 18, 2013 which collectively provides for the following material terms:
•Mr. Mitro will continue to serve as our President and Chief Operating Officer for successive one (1) year periods which renew automatically on December 18 of each year unless either party provides 90 days’ notice of non-renewal; and
•payment of base salary ($501,000 per annum as of February 6, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 50%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Mr. Mitro’s compensation package, on February 4, 2021, our Board approved an increase in Mr. Mitro’s base salary to $511,020 while keeping his target annual bonus percentage consistent with the percentage set for 2020. Mr. Mitro’s

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COMPENSATION DISCUSSION & ANALYSIS
base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
Chief Scientific Officer (Casey C. Kopczynski, Ph.D.)
On March 6, 2017, we entered into an amendment to the employment agreement with Dr. Kopczynski, dated December 18, 2013 which collectively provides for the following material terms:
•Dr. Kopczynski will continue to serve as our Chief Scientific Officer for successive one (1) year periods which renew automatically on December 18 of each year unless either party provides 90 days’ notice of non-renewal; and
•payment of base salary ($448,050 per annum as of February 6, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 50%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Dr. Kopczynski’s compensation package, on February 4, 2021, our Board approved an increase in Dr. Kopczynski’s base salary to $457,010 while keeping his target annual bonus percentage consistent with the percentage set for 2020. Dr. Kopczynski’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
General Counsel and Assistant Secretary (John W. LaRocca, Esq.)
On January 19, 2018, we entered into an employment agreement with Mr. LaRocca which provides for the following material terms:
•an initial term that expired on February 19, 2021, with automatic extensions for successive one (1) year periods thereafter, unless either party provides written notice of non-renewal at least 90 days prior to the end of the applicable term; and
•payment of base salary ($442,900 per annum as of February 6, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 50%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Mr. LaRocca’s compensation package, on February 4, 2021, our Board approved an increase in Mr. LaRocca’s base salary to $451,760 while keeping his target annual bonus percentage consistent with the percentage set for 2020. Mr. LaRocca’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
Chief Research and Development Officer (David A. Hollander, M.D., M.B.A.)
On October 7, 2019, we entered into an employment agreement with Dr. Hollander which provides for the following material terms:
•an initial term commenced on November 11, 2019 and will expire on November 11, 2022, with automatic extensions for successive one (1) year periods thereafter, unless either party provides written notice of non-renewal at least 90 days prior to the end of the applicable term;
•a guaranteed bonus payment of $185,000 in respect of calendar year 2019, which amount must be returned to the Company in full in the event Dr. Hollander voluntary leaves or is terminated for cause within two years of the payment date (which occurred in February 2020); and
•payment of base salary ($450,000 per annum as of May 27, 2020) and eligibility to receive a target annual bonus equal to a percentage of his base salary (for 2020, 50%), with the actual amount of the annual bonus to be determined by our Board based on achievement of the relevant performance goals, as described above in the section “—Annual Bonus (Non-Equity Incentive Compensation Plan”).
After an overall review of Dr. Hollander’s compensation package, on February 4, 2021, our Board approved an increase in Dr. Hollander’s base salary to $459,000 while keeping his target annual bonus percentage consistent with the percentage set for 2020.

Aerie Pharmaceuticals, Inc.	65	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Dr. Hollander’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.
All NEOs — Restrictive Covenants
In addition, each NEO employment agreement provides that the NEO, during the employment term and thereafter, has an obligation of confidentiality and non-disclosure in regard to any confidential and proprietary information owned by, or received by or on behalf of, the Company or any of its affiliates. Additionally, each NEO employment agreement provides that during the employment term and for a period of 12 months thereafter, the NEO shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our NEOs as of December 31, 2020. As of December 31, 2020, the fair market value of a share of our common stock was $13.51.

NAME	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)

Vicente Anido, Jr., Ph.D.	846,329	—	(1)	3.15	9/12/2023	—		—
	300,000	—	(1)	20.70	3/13/2024	—		—
	133,125	—	(1)	28.03	2/25/2025	—		—
	150,504	—	(1)	16.69	2/24/2026	—		—
	149,048	6,480	(2)	44.25	2/23/2027	—		—
	81,004	33,354	(3)	53.55	2/8/2028	—		—
	52,414	61,944	(4)	43.07	2/7/2029	—		—
	26,042	98,958	(5)	21.18	2/6/2030	—		—
	—	—		—	—	4,320	(6)	58,363
	—	—		—	—	12,706	(7)	171,658
	—	—		—	—	19,060	(8)	257,501
	—	—		—	—	28,000	(9)	378,280

Richard J. Rubino	174,939	—	(1)	2.90	10/15/2022	—		—
	25,000	—	(1)	3.15	9/12/2023	—		—
	89,000	—	(1)	20.70	3/13/2024	—		—
	54,375	—	(1)	28.03	2/25/2025	—		—
	60,000	—	(1)	16.69	2/24/2026	—		—
	41,227	1,792	(2)	44.25	2/23/2027	—		—
	34,000	14,000	(3)	53.55	2/8/2028	—		—

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COMPENSATION DISCUSSION & ANALYSIS

	22,000	26,000	(4)	43.07	2/7/2029	—		—
	10,833	41,167	(5)	21.18	2/6/2030	—		—
	—	—		—	—	1,195	(6)	16,144
	—	—		—	—	5,333	(7)	72,049
	—	—		—	—	8,000	(8)	108,080
	—	—		—	—	11,750	(9)	158,743

Thomas A. Mitro	126,984	—	(1)	3.15	8/26/2023	—		—
	63,499	—	(1)	3.15	9/12/2023	—		—
	126,000	—	(1)	20.70	3/13/2024	—		—
	71,250	—	(1)	28.03	2/25/2025	—		—
	71,250	—	(1)	16.69	2/24/2026	—		—
	76,109	3,309	(2)	44.25	2/23/2027	—		—
	40,729	16,771	(3)	53.55	2/8/2028	—		—
	26,354	31,146	(4)	43.07	2/7/2029	—		—
	13,021	49,479	(5)	21.18	2/6/2030	—		—
	—	—		—	—	2,206	(6)	29,803
	—	—		—	—	6,389	(7)	86,315
	—	—		—	—	9,583	(8)	129,466
	—	—		—	—	14,000	(9)	189,140

Casey C. Kopczynski, Ph.D.	60,651	—	(1)	0.20	4/28/2021	—		—
	25,000	—	(1)	3.15	9/12/2023	—		—
	121,000	—	(1)	20.70	3/13/2024	—		—
	43,125	—	(1)	28.03	2/25/2025	—		—
	51,000	—	(1)	16.69	2/24/2026	—		—
	38,054	1,655	(2)	44.25	2/23/2027	—		—
	25,500	10,500	(3)	53.55	2/8/2028	—		—
	16,500	19,500	(4)	43.07	2/7/2029	—		—
	9,375	35,625	(5)	21.18	2/6/2030	—		—
	—	—		—	—	1,103	(6)	14,902
	—	—		—	—	4,000	(7)	54,040
	—	—		—	—	6,000	(8)	81,060
	—	—		—	—	10,000	(9)	135,100

John W. LaRocca, Esq.	49,583	20,417	(10)	54.90	2/19/2028	—		—
	14,208	16,792	(4)	43.07	2/7/2029
	12,000	24,000	(11)	23.97	8/14/2029
	3,229	12,271	(5)	21.18	2/6/2030
						9,000	(12)	121,590
						5,250	(8)	70,928
						6,000	(13)	81,060
						3,500	(9)	47,285

Aerie Pharmaceuticals, Inc.	67	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

David A. Hollander, M.D., M.B.A.	29,792	80,208	(14)	19.05	11/11/2029
						18,750	(15)	253,313
(1)This option was fully vested as of December 31, 2020.
(2)This option was granted on February 23, 2017. The option vests ratably on each of the 48 successive monthly anniversaries of February 23, 2017.
(3)This option was granted on February 8, 2018. The option vests ratably on each of the 48 successive monthly anniversaries of February 8, 2018.
(4)This option was granted on February 7, 2019. The option vests ratably on each of the 48 successive monthly anniversaries of February 7, 2019.
(5)This option was granted on February 6, 2020. The option vests ratably on each of the 48 successive monthly anniversaries of February 6, 2020.
(6)These shares of restricted stock were granted on February 23, 2017 and vest in four equal annual installments on successive anniversaries of February 23, 2017.
(7)These shares of restricted stock were granted on February 8, 2018 and vest in four equal annual installments on successive anniversaries of February 8, 2018.
(8)These shares of restricted stock were granted on February 7, 2019 and vest in four equal annual installments on successive anniversaries of February 7, 2019.
(9)These shares of restricted stock were granted on February 6, 2020 and vest in four equal annual installments on successive anniversaries of February 6, 2020.
(10)This option was granted on February 19, 2018. The option vests 25% on February 19, 2019 and 75% ratably on the following 36 monthly anniversaries of February 19, 2018.
(11)This option was granted on August 14, 2019. The option vests ratably on each of the 48 successive monthly anniversaries of August 14, 2019.
(12)These shares of restricted stock were granted on February 19, 2018 and vest in four equal annual installments on successive anniversaries of February 19, 2018.
(13)These shares of restricted stock were granted on August 14, 2019 and vest in four equal annual installments on successive anniversaries of August 14, 2019.
(14)This option was granted on November 11, 2019. The option vests 25% on November 11, 2020 and 75% ratably on the following 36 monthly anniversaries of November 11, 2019.
(15)These shares of restricted stock were granted on November 11, 2019 and vest in four equal annual installments on successive anniversaries of November 11, 2019.

Option Exercises and Stock Vested
The following table summarizes stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2020. None of the NEOs exercised any stock options in 2020.

	STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
NAME

Vicente Anido, Jr., Ph.D.	39,384	719,733
Richard J. Rubino	15,809	286,493
Thomas A. Mitro	18,344	339,458
Casey C. Kopczynski, Ph.D.	7,353	151,449
John W. LaRocca, Esq.	8,250	148,893
David A. Hollander, M.D., M.B.A.	6,250	81,563
(1)This column represents the number of shares of common stock received upon vesting of restricted stock during the 2020 fiscal year.
(2)The amounts in this column represent the aggregate dollar value realized upon vesting of restricted stock, based on the market price of our common stock on the date of vesting.

Aerie Pharmaceuticals, Inc.	68	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Potential Payments Upon Termination or Change in Control
As discussed below, our NEOs may receive various forms of compensation or benefits in the event of a termination of his employment under certain circumstances.
Severance Entitlements Under Employment Agreements
Chief Executive Officer (Anido)
In the event of a termination of Dr. Anido’s employment by the Company without Cause or by Dr. Anido for Good Reason (such terms are defined in his employment agreement), Dr. Anido will be entitled to, subject to his execution and delivery of an effective release of claims against the Company, the following:
•6 months of base salary paid in a lump sum;
•continued payment of Dr. Anido’s base salary at the rate in effect at the time of termination for a period of (in each case with the payments beginning six months following the termination date):
◦6 months or
◦18 months if such termination of employment occurs within 12 months following a Change Control (as defined in the Amended and Restated Equity Plan);
•Company-paid health insurance continuation coverage less the amount payable by an active employee for such coverage, for a period of:
◦12 months or
◦24 months if such termination of employment occurs within 12 months following a Change in Control;
•payment of the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonuses received by Dr. Anido for the three years immediately preceding the date of termination.
NEOs other than the Chief Executive Officer (Rubino, Mitro, LaRocca, Kopczynski and Hollander)
With respect to each of Messrs. Rubino, Mitro and LaRocca and Dr. Kopczynski and Dr. Hollander, in the event of a termination of the NEO’s employment by the Company without Cause or by the NEO for Good Reason (as such terms are defined in the applicable employment agreement), the NEO will be entitled to, subject to his execution and delivery of an effective release of claims against the Company:
•continued payment of the NEO’s base salary at the rate in effect at the time of termination for a period of:
◦12 months or
◦18 months if such termination of employment occurs in connection with or within 12 months following a Change Control;
•Company-paid health insurance continuation coverage less the amount payable by an active employee for such coverage, for a period of:
◦12 months or
◦18 months if such termination of employment occurs in connection with or within 12 months following a Change in Control;
•if the termination occurs in connection with or within 12 months following a Change in Control, an amount equal to 1.5 times the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonuses received by the NEO for the two years immediately preceding the date of termination

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COMPENSATION DISCUSSION & ANALYSIS
Additional Benefits for all NEOs
Post-Termination Exercise Period.
For each of our NEOs, their employment agreement provides that in the event the NEO’s employment is terminated by the Company with or without Cause, or he resigns for or without Good Reason, unless treatment more favorable to the NEO is provided in the applicable equity plan or award agreement, he will have a post-termination exercise period of 90 days during which he may exercise the portion of his options to purchase shares of common stock of the Company that was vested as of the termination date.

280G Parachute Payments.
Each of the NEO employment agreement provides that to the extent any of the payments or benefits provided or to be provided by the Company or its affiliates to the NEO pursuant to the terms of their employment agreement or otherwise would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such Parachute Payments will be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever results in the NEO receiving the highest after-tax amount. If such a reduction in Parachute Payments is necessary, the reduction will occur in the manner that results in the greatest economic benefit to the NEO. The NEO Employment Agreements do not provide for excise tax gross-ups.
Equity Arrangements
In addition, pursuant to the terms of each NEO’s stock option awards and restricted stock awards granted under the Amended and Restated Equity Plan, equity awards held by the executives will be treated as set forth below:

TERMINATION EVENT	OPTIONS	RESTRICTED STOCK

Termination of employment without Cause:	No accelerated vesting.	No accelerated vesting and no proration of the awards.
Termination of employment due to death or disability:	No accelerated vesting.	No accelerated vesting and no proration of the awards.
Termination of employment in connection with or within 12 months following a Change in Control:	Unvested awards will become fully vested.	Unvested awards will become fully vested.
The payments and benefits to which our NEOs would be entitled in the event of certain termination of employment events, or as a result of a Change in Control, are set forth in the table below, following a description of these payments and benefits, assuming the triggering event occurred on December 31, 2020. For this purpose, we have assumed a value of $13.51 per share of our common stock, the closing price of our common stock on December 31, 2020. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Aerie Pharmaceuticals, Inc.	70	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE	QUALIFYING TERMINATION (NOT IN CONNECTION WITH A CHANGE IN CONTROL) ($)(1)	QUALIFYING TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL ($)(2)

Vicente Anido, Jr., Ph.D.
Lump sum payment & Salary Continuation	795,675	1,591,350
Benefits Continuation	20,472	42,583
Payment in respect of Bonus	556,973	—
Value of Equity Acceleration	—	865,802
Total	1,373,120	2,499,735

Richard J. Rubino
Salary Continuation	476,890	715,335
Benefits Continuation	20,472	31,528
Payment in respect of Bonus	—	357,668
Value of Equity Acceleration	—	355,016
Total	497,362	1,459,547

Thomas A. Mitro
Salary Continuation	501,000	751,500
Benefits Continuation	20,472	31,528
Payment in respect of Bonus	—	375,750
Value of Equity Acceleration	—	434,725
Total	521,472	1,593,503

Casey C. Kopczynski, Ph.D.
Salary Continuation	448,050	672,075
Benefits Continuation	30,371	46,771
Payment in respect of Bonus	—	336,038
Value of Equity Acceleration	—	285,102
Total	478,421	1,339,986

John W. LaRocca, Esq.
Salary Continuation	442,900	664,350
Benefits Continuation	30,371	46,771
Payment in respect of Bonus	—	332,175
Value of Equity Acceleration	—	320,863
Total	473,271	1,364,159

David A. Hollander, M.D., M.B.A.
Salary Continuation	450,000	675,000
Benefits Continuation	30,371	46,771
Payment in respect of Bonus	—	331,437
Value of Equity Acceleration	—	253,313

Total	480,371	1,306,521
(1)Amounts in this column are payable in the event the executive is terminated without cause or resigns for good reason (as such terms are defined in the relevant employment agreement), and such termination does not qualify for treatment under footnote 2 below.
(2)Amounts in this column are payable (A) for Dr. Anido, in the event he is terminated without cause or resigns for good reason at any time during the twelve (12) month period following a Change in Control, and (B) for all the other executives, in the event (i) a Change in Control occurs during the executive’s employment and the successor corporation does not offer employment on terms comparable to the executive’s then existing terms and, in connection therewith, the executive terminates employment, or (ii) the executive’s employment is

Aerie Pharmaceuticals, Inc.	71	2021 | Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
terminated by the successor corporation without cause or he resigns for good reason, within one (1) year after the Change in Control (as such terms are defined in the relevant employment agreement).
Pay Ratio Disclosure
In accordance with SEC rules and applying the methodology described below, we calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2020 to be $165,659. As reported in the Summary Compensation Table for fiscal 2020 in this Proxy Statement, the annual total compensation of our CEO for fiscal 2020 was $3,620,089. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal year 2020 was 22-to-1.
To identify our median employee, we used the following methodology:
•We determined our median employee based on our employee population (full-time and part-time) as of December 31, 2020.
•We used a consistently applied compensation measure that included the sum of each employee’s base salary, bonuses and commissions earned in 2020 and the grant date fair value of all equity granted in 2020.
•We annualized the base salaries for employees who were employed by us for less than the entire calendar year.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the annual average exchange rates for the year ended December 31, 2020.
Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2020 in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Aerie Pharmaceuticals, Inc.	72	2021 | Proxy Statement

PROPOSAL 3
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of our executive officers named in the Summary Compensation Table of this proxy statement. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
In connection with this proposal, the Board encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis of this Proxy Statement, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement.
As described in more detail in the Compensation Discussion and Analysis of this Proxy Statement, our overarching compensation philosophy is to pay for performance. This has been accomplished in a number of ways, including by structuring our program so that a significant portion of the ultimate amount of compensation earned by our named executive officers is earned through bonuses and an increase in the intrinsic value of equity grants. Further, our compensation program is designed to align the compensation of our named executive officers with the interests of our stockholders, and therefore provides a majority of compensation in the form of long-term equity incentives that tie our named executive officers’ compensation directly to the performance of our stock.
Although the advisory vote is non-binding, the Board values stockholders’ opinions. The Compensation Committee will review the results of the vote and consistent with our record of stockholder responsiveness, the Compensation Committee will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Aerie Pharmaceuticals, Inc. approve, on an advisory basis, the compensation paid to Aerie Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Aerie Pharmaceuticals, Inc.’s 2021 Proxy Statement.”
Vote Required
This proposal requires an affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Our Recommendation

✓	The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Aerie Pharmaceuticals, Inc.	73	2021 | Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
All related person transactions are reviewed and approved by our Audit Committee in accordance with our written related party transaction policy. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or an immediate family member of any of the foregoing or any entity owned or controlled by any of the foregoing persons. The standard applied by our Audit Committee seeks to ensure that any related person transaction is consistent with our related transaction policy and is on terms, taken as a whole, which are no less favorable to the Company than could be obtained in an arm’s-length transaction with an unrelated third party.
Certain Related-Person Transactions
Other than compensation arrangements with directors and executive officers, which are described under “NEO Employment Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our related party transaction policy.

Aerie Pharmaceuticals, Inc.	74	2021 | Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 18, 2021 by:
•our named executive officers;
•our directors;
•all of our executive officers and directors as a group; and
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than
5% of our common stock.
We have based our calculation of beneficial ownership on 46,896,785 shares of common stock outstanding as of March 18, 2021.
Information with respect to beneficial ownership is based upon information furnished to us by each director and executive officer and Schedules 13D or 13G filed with the SEC, as the case may be. Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock that are issuable upon the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of March 18, 2021, in each case with any shares of common stock issuable upon the exercise of such stock options or warrants being deemed to be outstanding and beneficially owned by the person holding such options or warrants that are either immediately exercisable or exercisable within 60 days of March 18, 2021. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703.

Aerie Pharmaceuticals, Inc.	75	2021 | Proxy Statement

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT

5% Stockholders
The Vanguard Group, Inc. (1)	4,217,071	8.99%
BlackRock Institutional Trust Company, N.A. (2)	3,345,723	7.13%

Named Executive Officers and Directors
Vicente Anido, Jr., Ph.D. (3)	2,033,499	4.18%
Richard J. Rubino (4)	885,770	1.87%
Thomas A. Mitro (5)	727,610	1.53%
Casey C. Kopczynski, Ph.D. (6)	610,990	1.29%
John W. LaRocca, Esq. (7)	137,010	*
David A. Hollander, M.D., M.B.A. (8)	78,213	*
Gerald D. Cagle, Ph.D. (9)	112,550	*
Benjamin F. McGraw, III, Pharm.D. (10)	87,550	*
Richard Croarkin (11)	75,850	*
Mechiel (Michael) M. du Toit (11)	75,850	*
Julie McHugh (11)	75,850	*
David W. Gryska(12)	41,279	*
Peter J. McDonnell, M.D. (13)	6,250	*
All executive officers and directors as a group (13 persons)	4,948,271	10.34%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)The information concerning The Vanguard Group is based solely upon a Schedule 13G/A filed with the SEC on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A filed by the reporting institution provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting institution may have changes between December 31, 2020 and March 18, 2021.
(2)The information concerning BlackRock, Inc. is based solely upon a Schedule 13G/A filed with the SEC on February 5, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A filed by the reporting institution provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting institution may have changes between December 31, 2020 and March 18, 2021.
(3)Consists of (a) 243,896 shares of common stock and (b) 1,789,603 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(4)Consists of (a) 353,937 shares of common stock and (b) 531,833 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(5)Consists of (a) 86,709 shares of common stock and (b) 640,901 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(6)Consists of (a) 264,469 shares of common stock and (b) 346,521 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(7)Consists of (a) 40,437 shares of common stock and (b) 96,573 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(8)Consists of (a) 33,838 shares of common stock and (b) 44,375 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(9)Consists of (a) 18,300 shares of common stock and (b) 94,250 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(10)Consists of (a) 9,800 shares of common stock and (b) 77,750 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(11)Consists of (a) 8,100 shares of common stock and (b) 67,750 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(12)Consists of (a) 3,500 shares of common stock and (b) 35,783 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.
(13)Consists of 6,250 shares of common stock issuable upon exercise of options exercisable within 60 days after March 18, 2021.

Aerie Pharmaceuticals, Inc.	76	2021 | Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.
Based solely on our review of the copies of such reports filed with the SEC and written representations from the reporting person that no other reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements during that fiscal year were met, other than one Form 4 for each of Julie McHugh, Benjamin F. McGraw, III, Pharm.D., David W. Gryska, Mechiel (Michael) M. du Toit, Richard Croarkin, and Gerald D. Cagle, Ph.D. that were not timely filed with respect to a grant of stock options and a grant of restricted stock.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS
The following sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2020:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS AND VESTING OF RESTRICTED STOCK	Weighted-average exercise price of outstanding options, warrants, rights and restricted stock	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan (1)	1,407,002	2.98	—
Amended and Restated Equity Plan (2)	7,121,726	26.62	2,220,703
Employee Stock Purchase Plan	—	—	389,025
Equity compensation plans not approved by security holders
Inducement Award Plan (3)	976,595	42.15	354,880
Total	9,505,323	—	2,964,608
(1)No additional awards (column (c)) will be made under the 2005 Equity Incentive Plan. The number of securities underlying awards that are currently outstanding under this plan (column (a)) includes 1,407,002 of stock options.
(2)The number of securities to be issued upon exercise of outstanding stock options and rights (column (a)) includes stock options, shares subject to restricted stock awards (“RSA”) and shares subject to restricted stock units (“RSU”) awards. As of December 31, 2020, total number of securities (column (a)) included RSA awards of 762,449, stock options of 6,252,095 and RSU awards of 107,182. As RSU and RSA awards do not have an exercise price, such awards are excluded from the calculation of weighted-average exercise price (column (b)).
(3)Consists of stock options and restricted stock awards that were issued under the Aerie Pharmaceuticals, Inc. Amended and Restated Inducement Award Plan, or the Inducement Plan, which was not approved by security holders. These awards generally have a four-year vesting period. As of December 31, 2020, total number of securities (column (a)) included stock options of 929,517 and RSA awards of 47,078. For additional details regarding the Inducement Plan, see Note 13 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

Aerie Pharmaceuticals, Inc.	77	2021 | Proxy Statement

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals should be addressed to Richard J. Rubino, Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703.
If you wish to submit a proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders, we must receive the proposal on or before December 28, 2021 pursuant to the proxy soliciting regulations of the SEC. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.
Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting, which notice must contain specific information required by Article I of our amended and restated by-laws.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 17, 2022 and no later than March 19, 2022.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Aerie Pharmaceuticals, Inc.	78	2021 | Proxy Statement

AVAILABILITY OF CERTAIN DOCUMENTS
We will mail without charge, upon written request, a copy of our 2020 Form 10-K for the fiscal year ended December 31, 2020, excluding exhibits. Requests can be made by email, sendmaterial@proxyvote.com. Please include your control number with your request.
Stockholders residing in the same household who hold their stock through a broker, bank or other nominee may receive only one copy of the Notice and, if applicable, one set of proxy materials in accordance with a notice sent earlier by their broker, bank or other nominee. This practice will continue unless instructions to the contrary are received by the broker, bank or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice or set of proxy materials, as the case may be, if you make an oral request by calling (919) 237-5300.
If you hold your shares in “street name” and reside in a household that received only one copy of the Notice and, if applicable, one set of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your broker, bank or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your broker, bank or other nominee.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer, Secretary and Treasurer

Aerie Pharmaceuticals, Inc. 4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL for the following proposal:	All	All	Except
1. Election of Directors	☐	☐	☐

Nominees
01 M. du Toit	02 D. Gryska
					For	Against	Abstain

2. The Board of Directors recommends you vote FOR the following proposal:
 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
					☐	☐	☐
3. The Board of Directors recommends you vote FOR the following proposal: To approve, by a non-binding vote, the compensation of our named executive officers (“say-on-pay”)					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date
0000377797_3 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
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AERIE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 17, 2021 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned appoints Vicente Anido, Jr., Ph.D. and Richard J. Rubino, or either of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), to be held on Thursday, June 17, 2021, at 8:00 A.M. Eastern Time, at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina 27513 and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the persons named herein on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000377797_1 R1.0.1.17